                                  AGREEMENT AND
                                 PLAN OF MERGER



                                      among



                           FOAMEX INTERNATIONAL, INC.,
                            MERGER ACQUISITION CORP.



                                       and



                              CRAIN HOLDINGS CORP.



                          Dated as of December 8, 1997

                                                          TABLE OF CONTENTS

                                                                                                               Page


                                   ARTICLE I.
                                   THE MERGER

Section 1.1.      The Merger......................................................................................1
Section 1.2.      Closing.........................................................................................1
Section 1.3.      Effective Time of the Merger....................................................................1
Section 1.4.      Effects of the Merger...........................................................................2

                                   ARTICLE II.
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1.      Conversion of Class A Common Stock..............................................................2
Section 2.2.      Redemption of Preferred Stock...................................................................2
Section 2.3.      Stock Options...................................................................................3
Section 2.4.      Effect on Capital Stock.........................................................................3
Section 2.5.      Payment for Shares..............................................................................4
Section 2.6.      Payment and Assumption of Certain Indebtedness; Calculation of Debt Amount......................6
Section 2.7.      Dissenting Shares...............................................................................7
Section 2.8.      Company Professional Expenses...................................................................7

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

Section 3.1.      Representations and Warranties of the Company...................................................8
Section 3.3.      Representations and Warranties of Parent and Sub...............................................27

                                   ARTICLE IV.
                                    COVENANTS

Section 4.2.      Termination of Certain Agreements..............................................................30
Section 4.3.      Access to Information..........................................................................31
Section 4.4.      All Reasonable Efforts.........................................................................31
Section 4.5.      Consents and Approvals.........................................................................31
Section 4.6.      Indemnification; Directors' and Officers' Insurance............................................31
Section 4.7.      Publicity......................................................................................33
Section 4.8.      Continuation of Employee Benefits..............................................................33
Section 4.9.      No Shop........................................................................................34
Section 4.10.     Notices of Certain Events......................................................................34
Section 4.11.     Nondisclosure; Nonsolicitation.................................................................34
Section 4.12.     Payment of Accrued Bonuses.....................................................................35
Section 4.13.     Ongoing Insurance Cooperation..................................................................35
Section 4.14.     Real Property Leases...........................................................................36
Section 4.15.     Title Matters..................................................................................36
Section 4.16.     Transfer Tax Forms.............................................................................36
Section 4.17.     Certain Real Property Lease Matters............................................................36



                                   ARTICLE V.
                              CONDITIONS PRECEDENT

Section 5.1.      Conditions to Each Party's Obligation to Effect the Merger.....................................36
Section 5.2.      Conditions to Obligation of Parent and Sub.....................................................36
Section 5.3.      Conditions to Obligation of the Company........................................................37

                                   ARTICLE VI.
                                   TERMINATION

Section 6.1.      Termination....................................................................................38
Section 6.2.      Effect of Termination..........................................................................39

                                  ARTICLE VII.
                            SURVIVAL; INDEMNIFICATION

Section 7.1.      Survival.......................................................................................39
Section 7.2.      Indemnification Provisions for Benefit of Parent...............................................40
Section 7.3.      Indemnification Provisions for Benefit of the Stockholders.....................................40
Section 7.4.      Matters Involving Third Parties................................................................40
Section 7.5.      Certain Additional Provisions Relating to Indemnification......................................41

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

Section 8.1.      Survival of Certain Agreements.................................................................42
Section 8.2.      Appointment of Stockholder Representative......................................................42
Section 8.3.      Amendment......................................................................................42
Section 8.4.      Waiver.........................................................................................42
Section 8.5.      Notices........................................................................................43
Section 8.6.      Validity.......................................................................................44
Section 8.7.      Expenses and Obligations.......................................................................44
Section 8.8.      Interpretation.................................................................................44
Section 8.9.      No Recourse....................................................................................45
Section 8.10.     Counterparts...................................................................................45
Section 8.11.     Entire Agreement; No Third Party Beneficiaries.................................................45
Section 8.12.     Governing Law..................................................................................45
Section 8.13.     Jurisdiction; Service of Process...............................................................45
Section 8.14.     Specific Performance...........................................................................46
Section 8.15.     Assignment.....................................................................................46
Section 8.16.     Binding Effect.................................................................................46

                          AGREEMENT AND PLAN OF MERGER


                  This AGREEMENT AND PLAN OF MERGER, dated as of December 8, 1997 (this "Agreement"), is made and entered into by and among Foamex International Inc., a Delaware corporation ("Parent"), Merger Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), Crain Holdings Corp., a Delaware corporation (the "Company"), and the parties who have executed this Agreement as holders of the Company's Common Stock (the "Common Stockholders"), as holders of the Company's Class A Common Stock (the "Class A Stockholders", and together with the Common Stockholders the "Stockholders"), solely for purposes of Section 2.2 as holders of the Company's Preferred Stock (the "Preferred Stockholders"), and solely for purposes of Section 2.3 as holders of the Performance Options exercisable for the Company's Common Stock (the "Performance Option Holders").

                  WHEREAS, the Boards of Directors of Parent, Sub and the Company and the stockholders of Sub and the Company have approved the acquisition of the Company by Parent, by means of the merger (the "Merger") of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                   THE MERGER

                  Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). At the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a direct wholly owned subsidiary of Parent (Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue under such name as is designated by Parent and set forth in the Certificate of Merger (as hereinafter defined).

                  Section 1.2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on December 23, 1997 (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto.

                  Section 1.3. Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, upon the Closing. The Merger shall become effective upon such filing (the "Effective Time").

                  Section 1.4. Effects of the Merger. (a) The Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  (a)(b)   The  directors  and the  officers of Sub  immediately
prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  (c) At the Effective Time and without any further action on the part of the Constituent Corporations, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, provided that such Certificate of Incorporation shall be amended and restated in its entirety as set forth in Exhibit A.

                  (d) At the Effective Time and without any further action on the part of the Constituent Corporations, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation.

                                   ARTICLE II.
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  Section 2.1. Conversion of Class A Common Stock. The Class A Stockholders agree that, immediately prior to the Effective Time, the issued and outstanding shares of the Company's Class A Common Stock, par value $.01 per share, consisting of Class A Series I Common Stock and Class A Series II Common Stock (the "Class A Common Stock"), shall be converted (the "Class A Conversion") in full into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in accordance with the terms of the Class A Common Stock. Accordingly, at the Effective Time, all shares of Class A Common Stock shall be deemed for all purposes hereof to have been converted into duly issued, fully paid and nonassessable shares of Common Stock. For purposes of the Class A Conversion, each Class A Stockholder agrees that the "Fair Value" of the Common Stock shall be equal to the Per Share Amount (as hereinafter defined) determined by the Stockholder Representative pursuant to Section 2.5 and each Class A Stockholder hereby waives any and all rights to require the Company to obtain an independent investment banking valuation of the "Fair Value" of the Common Stock. Promptly following the execution of this Agreement, the Company shall provide a "Class A Mandatory Conversion Notice" pursuant to its certificate of incorporation to each registered owner of its Class A Common Stock (as defined) of the occurrence of a "Class A Automatic Conversion Date" pursuant to Article Fourth, 2.d.a. of its certificate of incorporation, as of the Closing Date.

                  Section 2.2.      Redemption of Preferred Stock.

                  (a) Prior to the Closing Date, the Company shall call all of the issued and outstanding 9% Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock") for redemption at the Effective Time. At the Effective Time, Parent and Sub shall deliver or cause to be delivered to each holder of the Preferred Stock an amount per share equal to $27.57 if the Closing Date were to occur on December 23, 1997, plus an additional $.02 per day for each day thereafter which the Closing Date is delayed, which is the "Redemption Price" calculated as of the Effective Time pursuant to the provisions set forth in paragraph (e) of the Company's Certificate of Designations as filed with the Secretary of State of the State of Delaware on July 18, 1997 (the "Preferred Stock Amount") in cash by wire transfer to a bank account designated by the Company at least two business days before the Closing for each share of Preferred Stock held by such holder (the "Preferred Stock Redemption").

                  (b) Parent and Sub shall not be obligated to pay the Preferred Stock Amount to any holder with respect to any Preferred Stock, until Parent shall have received the stock certificate or certificates (or affidavit of lost certificate in form and substance reasonably satisfactory to Parent and, if Parent shall request, the posting of a bond in form and substance reasonably satisfactory to Parent) representing such Preferred Stock, together with a blank stock power, duly executed, and such other documents as may be reasonably required by Parent.

                  (c) Each Preferred Stockholder agrees to the Preferred Stock Redemption and agrees at the Effective Time to surrender their Preferred Stock in exchange for the Preferred Stock Amount, notwithstanding any failure by the Company to comply with the redemption provisions of the Preferred Stock.

                  Section 2.3. Stock Options. Prior to the Closing, the Company shall cause each outstanding option to purchase shares of the Common Stock (the "Options"), whether or not vested, (a) to become exercisable for a period beginning on such date after the date hereof as the Company shall determine and ending immediately prior to the Effective Time and (b) to the extent such Option is not exercised prior to the Effective Time, to be converted at the Effective Time into the right to receive for the shares of Common Stock subject to such Option an amount in cash (the "Option Consideration") equal to the difference between (i) the Per Share Amount (as hereinafter defined) as determined by the Stockholder Representative pursuant to Section 2.5 multiplied by the number of shares of Common Stock subject to such Option, whether or not then vested, less
(ii) the aggregate exercise price of such Option, to the extent such difference is a positive number. At the Closing, Parent and Sub shall deposit or shall cause to be deposited in the Payment Fund immediately available funds in amounts necessary to make the payments of the Option Consideration (the "Option Payment Amount") to each holder of an Option at the Effective Time in accordance with
Section 2.5. Each Performance Option Holder agrees to the conversion of his Options into the Option Consideration at the Effective Time as provided in this
Section 2.3.

                  Section 2.4. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of capital stock of the Company or any holder of shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. Each share of capital stock of the Company that is owned by the Company ("Treasury Shares") shall be canceled and retired and shall cease to exist and no consideration shall be delivered or be deliverable in exchange therefor.

                  (c) Conversion of Common Stock. After giving effect to the Class A Conversion, each issued and outstanding share of Common Stock immediately prior to the Effective Time (other than Treasury Shares and Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive an amount as determined by the Stockholder Representative in accordance with Section 2.5(a) (the "Per Share Amount") equal to the Merger Consideration (as hereinafter defined), divided by the number of outstanding shares of Common Stock (including Dissenting Shares), subject to payment as provided in Section 2.5.

                  (d) Merger Consideration. For purposes of this Agreement, "Merger Consideration" shall mean $98 million in cash plus, at Parent's option, either (A) such number of shares of common stock, par value $.01 per share of Parent (the "Foamex Common Stock") as will result in net proceeds of $15 million to the Payment Fund upon consummation of the Foamex Stock Sale (as hereinafter defined) or (B) $15 million in cash, minus the sum of (i) the Preferred Stock Amount multiplied by the number of outstanding shares of Preferred Stock, (ii) the Option Payment Amount, (iii) the Debt Amount (as hereinafter defined), (iv) any amount payable by the Company pursuant to the Consent Letter (as hereinafter defined), (v) the Company Professional Expenses (as hereinafter defined), and
(vi) any payroll tax imposed on the Company or its Subsidiaries (as hereinafter defined) as a result of the exercise of the Options or the payment of the Option Payment Amount.

                  Section 2.5.      Payment for Shares.

                  (a)      Delivery of Merger Consideration.

                           (i) On the Closing Date, the Stockholder Representative shall deliver to Parent a statement (the "Per Share
         Report") setting forth its detailed calculation of the Merger Consideration, the Per Share Amount, the Reserve Holdback (as hereinafter defined), the amount equal to the Reserve Holdback divided by the sum of (x) the number of outstanding shares of Common Stock (including Dissenting Shares, and giving effect to the Class A Conversion), and (y) the number of shares of Common Stock issuable upon the exercise of outstanding Options (the "Per Share Reserve Holdback"), and the Per Share Amount less the Per Share Reserve Holdback (the "Adjusted Per Share Amount") as of the Closing Date. Absent manifest error, the Per Share Report shall be accepted by Parent.

                           (ii) The Stockholders and the holders of Options agree that the Stockholder Representative may establish and maintain a reserve in its sole discretion not to exceed $2.5 million for (i) the payment of Damages and expenses resulting from the indemnification obligations set forth in Section 7.2 and (ii) the payment of Damages and expenses resulting from the indemnification obligations set forth in Section 8.2 (the "Reserve Holdback").

                           (iii) At Closing, Parent and Sub shall deposit or shall cause to be deposited with the Company, as paying agent, the Merger Consideration and the Option Payment Amount, which Merger Consideration and Option Payment Amount shall be held in a separate account established for the benefit of the holders of shares of Common Stock (after giving effect to the Class A Conversion) and the holders of the Options (the "Payment Fund"). In the event Parent shall have delivered the Foamex Common Stock as partial payment of the Merger Consideration, immediately upon delivery of the Merger Consideration and the Option Payment Amount, the Company shall, as agent for the holders of the Common Stock, sell (the "Foamex Stock Sale") the Foamex Common Stock pursuant to a Securities Purchase Agreement (herein so called) for net proceeds of not less than $15 million in immediately available funds, which proceeds shall be deposited in the Payment Fund; provided, however, that if the Company is unable to consummate the Foamex Stock Sale simultaneously with the Closing, then the Company shall return the Foamex Common Stock to Parent at the Closing whereupon Parent shall immediately deliver to the Company $15 million in cash which shall be deposited in the Payment Fund. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b)      Payment Procedures.

                           (i) The Surviving Corporation shall distribute the Merger Consideration at the Effective Time as set forth herein, to each holder of record of a certificate or certificates ("Certificates") previously representing shares of Common Stock or Class A Common Stock (after giving effect to the Class A Conversion), excluding Certificates representing Treasury Shares or Dissenting Shares. Upon surrender of
         (A) a Certificate (or affidavit of lost Certificate in form and substance reasonably satisfactory to the Surviving Corporation, and, if the Surviving Corporation shall request, the posting of a bond in form and substance reasonably satisfactory to the Surviving Corporation),
         (B) a duly executed FIRPTA certificate substantially in the form of Exhibit B, and (C) a Release substantially in the form of Exhibit F hereto to the Surviving Corporation or to such other agent or agents as may be appointed by the Surviving Corporation, together with a blank stock power, duly executed, and together with such other documents as may be reasonably required by the Surviving Corporation, the holder of such Certificate shall be entitled to receive from the Surviving Corporation in exchange for each share of Common Stock theretofore represented by the Certificate so surrendered (after giving effect to the Class A Conversion), the Adjusted Per Share Amount, without any interest thereon, less an amount equal to the Excess Common Stock Holdback, if any, divided by the number of outstanding shares of Common Stock (including Dissenting Shares, and after giving effect to the Class A Conversion).

                           (ii) The Surviving Corporation shall distribute the Option Payment Amount at the Effective Time as set forth herein. At the Effective Time, the Stockholder Representative shall deliver to the Company a schedule setting forth (A) the Option Consideration into which each holder's Option shall have been converted, (B) the Per Share

         Reserve Holdback multiplied by the number of shares of Common Stock subject to such holder's Option (the "Option Reserve Holdback"), and
         (C) the difference between the Option Consideration and the Option Reserve Holdback (the "Adjusted Option Consideration"). In no event shall the Adjusted Option Consideration payable to any holder of an Option be less than the withholding tax with respect to such Option. In the event that the deduction of the Option Reserve Holdback from the Option Consideration would cause a reduction in the Option Consideration to an amount less than that permitted in the preceding sentence, the excess Option Reserve Holdback shall be allocated pro rata (including Dissenting Shares, and after giving effect to the Class A Conversion) to reduce the Adjusted Per Share Amount payble with respect to the shares of Common Stock (the amount of such reduction being hereinafter referred to as the "Excess Common Stock Holdback"). Upon receipt by the Company of such schedule, the Company shall pay to each holder of an Option, the Adjusted Option Consideration, net of any withholding taxes applicable to the Option Consideration into which such holder's Options shall have been converted (without consideration of amounts withheld for the Option Reserve Holdback).

                           (iii) At the Effective Time, the Surviving Corporation shall distribute the Reserve Holdback to the Stockholder Representative from the Payment Fund to be held for the benefit of the Stockholders and the holders of Options. At such time as the Stockholder Representative deems appropriate, the pro rata portion of the Reserve Holdback withheld from each holder of the Common Stock and the Options shall be distributed to such holders.

                  (c) Unregistered Transfer of Capital Stock. In the event of a transfer of ownership of capital stock of the Company which is not registered in the transfer records of the Company, the appropriate Merger Consideration may be issued to a transferee if the Certificate representing such capital stock is presented to the Surviving Corporation, accompanied by all documents reasonably required by the Surviving Corporation, including (i) documents to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid and (ii) documents evidencing transferee's representations or warranties to the Surviving Corporation with respect to the ownership of such capital stock.

                  (d)      No  Further Ownership Rights in Company. At and after
the Effective Time, each holder of shares of Common Stock immediately prior to the Effective Time (after giving effect to the Class A Conversion) shall cease to have any rights as a stockholder of the Company, except for the right to surrender such stockholder's Certificates and other documents required by
Section 2.5(b) in exchange for receipt of the Merger Consideration, and after the Effective Time no transfer of shares of Common Stock which were outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Company. Any Certificates presented after the Effective Time for transfer shall be cancelled and exchanged for the appropriate Merger Consideration.

                  Section 2.6. Payment and Assumption of Certain Indebtedness; Calculation of Debt Amount.

                  (a)      At the Closing, Parent shall, or shall cause Sub to:

                           (i) pay or cause to be paid, by wire transfer of immediately available funds, all principal and interest then owing under the Credit Agreement, dated as of August 29, 1995, by an among Crain Industries, Inc., a wholly owned subsidiary of the

         Company ("Crain Industries"), Texas Commerce National Bank, as Agent, and the other lenders party thereto, as amended (the "Credit Agreement");

                           (ii) pay or cause to be paid all principal and interest then owing under the Secured Promissory Installment Note, dated November 10, 1995, payable to the Burton and Iris Posner Trust Dated May 13, 1997 (as assignee of Earl of Arkansas Corporation);

                           (iii) deliver to the Trustee for the Crain Industries 13 1/2% Senior Subordinated Notes due 2005 (the "Crain Notes"), an amount sufficient to pay the principal of, premium if any, and interest to the date of redemption for the Crain Notes not exchanged in the Private Exchange Offer; and

                           (iv) consummate the Private Exchange Offer (as contemplated by that certain letter agreement, dated November 12, 1997, between the Company and Parent relating to the Crain Notes (the "Consent Letter")).

                  (b) For purposes of this Agreement, "Debt Amount" means the following, without duplication:

                           (i) all amounts payable pursuant to clauses 2.6(a)(i) and 2.6(a)(ii);

                           (ii) accrued and unpaid interest on the Crain Notes as of the Closing Date;

                           (iii) all other amounts payable by the Company pursuant to the Consent Letter; provided that the parties agree that any interest on the Crain Notes not participating in the Private Exchange Offer accruing after the Closing Date through the date of redemption of such Crain Notes shall be included for purposes of determining the amounts payable pursuant to the Consent Letter;

                           (iv) all amounts owing as of the Closing Date under the noncompetition provisions contained in Section 15(a) of the Asset Purchase Agreement dated November 1, 1995 among Earl of Arkansas Corporation, Burton Posner, Crain Industries and Dude, Inc.;

                           (v) all amounts payable after the Closing (including the costs of benefits) Date to H. C. Crain, Jr. under the Employment Agreement, dated August 29, 1995 by and between Crain Industries and
          H. C. Crain, Jr.;

                           (vi) all other Indebtedness (as hereinafter defined) of the Company and its Subsidiaries as of the Closing Date; provided, however, in no event shall the principal amount of the Crain Notes be offset against the Merger Consideration.

                  (c) Not less than two (2) business days prior to the Closing Date, the Company shall deliver to Parent its reasonable good faith estimate of the Debt Amount as of the Closing Date. Such estimate shall be subject to the approval of Parent, not to be unreasonably withheld.

                  Section 2.7. Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have properly demanded appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Common Stock held by them in accordance with the provisions of such
Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares of Common Stock under such Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.5, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Common Stock. The Company shall give Parent notice of any written demands for appraisal or payment of the fair value of any Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company. Each Stockholder hereby waives all dissenter and appraisal rights.

                  Section 2.8. Company Professional Expenses. At least two business days prior to the Closing Date, the Company shall deliver to Parent a statement of the Company Professional Expenses (the "Company Expense Statement"). At the Closing, Parent shall pay all of the expenses reflected on the Company Expense Statement by wire transfer of immediately available funds to the account(s) designated in the Company Expense Statement on the Closing Date, or at such later date as invoices for such amounts are rendered.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as of the date hereof and as of the Closing Date as follows:

                  (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed by the Company to be conducted. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect with respect to the Company. Schedule 3.1(a) sets forth, for each of the Company and its Subsidiaries, the jurisdiction in which such corporation is incorporated and each jurisdiction in which such corporation is qualified to do business. Complete and correct copies of the Company's and its Subsidiaries' respective Certificates or Articles of Incorporation and Bylaws are attached to Schedule 3.1(a). As used in this Agreement: a "Material Adverse Effect" shall mean, with respect to any party, any events, changes or effects which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on
(i) the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company and its Subsidiaries to consummate the Merger; provided, however, that no events, changes or effects resulting from national economic conditions, from general foam industry developments or conditions, or from changes in laws, rules or regulations applicable to the Company or its Subsidiaries (other than such laws, rules or regulations specifically directed at the Company or its Subsidiaries) shall be deemed to constitute, create or cause a Material Adverse Effect.

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock; 10,000,000 shares of Class A Common Stock, of which 9,000,000 shares are designated Class A Series I Common Stock and 1,000,000 shares are designated Class A Series II Common Stock; and 10,000,000 shares of preferred stock, par value $.01 per share, of which 400,000 shares are designated as Preferred Stock. As of the date hereof: (i) 28,267,185 shares of Common Stock are issued and outstanding, (ii) 2,777,778 shares of Class A Series I Common Stock are issued and outstanding, (iii) 375,159 shares of Class A Series II Common Stock are issued and outstanding, (iv) 400,000 shares of Preferred Stock are issued and outstanding, and (v) 2,358,352 shares of Common Stock are reserved for issuance pursuant to outstanding Options. Schedule 3.1(b) sets forth a list of the record owners of all classes of the Company's capital stock and Options as of the date of this Agreement. Each outstanding share of capital stock of the Company is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights, except as provided in that certain Stockholders Agreement, dated August 29, 1995, among the Company and the holders of the Common Stock and Class A Common Stock (the "Stockholders Agreement"), and was not issued in violation of any preemptive rights or federal or state securities laws. After giving effect to the Class A Conversion, the Preferred Stock Redemption, the conversion of the outstanding Options as contemplated by Section 2.3, and the termination of the Stockholders Agreement as contemplated by Section 4.2, at Closing there will be no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Company of any securities of the Company, nor will there be outstanding any voting securities or securities which are convertible into or exchangeable for any shares of capital stock of the Company, and the Company will have no obligation of any kind to issue any additional capital stock or voting securities.

                  (c)      Authority; No Violations; Consents and Approvals.

                           (i) The Company has all requisite corporate power and authority to enter into this Agreement and the Company and its Subsidiaries have all requisite corporate power and authority to consummate the Merger and the Related Transactions. The execution and delivery of this Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of the other parties hereto, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). As used in this Agreement, "Related Transactions" shall mean a privately negotiated exchange offer on the terms set forth in the Consent Letter (the "Private Exchange Offer"), the defeasance and/or redemption of Crain Notes not exchanged in the Private Exchange Offer, and the contribution by the Surviving Corporation and its Subsidiaries of all of their assets subject to all of their liabilities to Foamex L.P. in exchange for limited partnership interests.

                           (ii) Except as set forth in Schedule 3.1(c)(ii), none of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, the consummation by the Company of the Merger or the consummation by the Company and its Subsidiaries of the Related Transactions will (A) violate, conflict with or result in any breach of any provision of the Certificates or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, (B) violate, conflict with or result in a violation or breach of, constitute a default (with or without due notice or lapse of time or both) under, or provide any Person (as hereinafter defined) with the right to exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract (as hereinafter defined), including, without limitation, Real Property Leases, material Permit (as hereinafter defined), note, bond, mortgage, indenture or deed of trust to which the Company or any of its Subsidiaries is a party or to which any of their property is subject, (C) violate any material order, writ, judgment, injunction, decree, decision, ruling, subpoena or verdict (each, an "Order") entered, issued, made or rendered by any Governmental Entity (as hereinafter defined) or any material statute, law, rule or regulation (each, a "Legal Requirement"), of any Governmental Entity applicable to the Company, its Subsidiaries or any of their properties (assuming all federal or state securities laws filings are made), or (D) result in the imposition or creation of any Lien (as hereinafter defined) upon or with respect to any of the assets, including the Properties, owned, leased or used by the Company or any of its Subsidiaries.

                           (iii) Except as set forth in Schedule 3.1(c)(iii), no material consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or the consummation by the Company and its Subsidiaries of the Related
         Transactions except for: (A) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder;
         (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company does business; and (C) such filings and approvals as may be required by any federal or state securities laws.

                  (d)      Subsidiaries.

                           (i) Schedule 3.1(d)(i) sets forth (A) the name of each corporation of which the Company directly or indirectly owns shares of capital stock having in the aggregate more than 50% of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation (individually, a "Subsidiary" and collectively, the "Subsidiaries") and (B)(1) the jurisdiction of incorporation thereof and (2) the capitalization thereof and the percentage of each class of voting stock owned by the Company or by any of its Subsidiaries.

                           (ii) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or federal or state securities law, and, except with respect to the representations made as of the date of this Agreement, as specified in Schedule

                           3.1(d)(ii), are owned of record and beneficially, directly or indirectly, by the Company, free and clear of any Liens.

                           (iii) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Subsidiaries to issue any additional shares of capital stock or voting securities of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or voting securities or obligating the Company or any of its Subsidiaries to transfer any of their respective shares of capital stock of any Subsidiary.

                           (iv)  Except  for  the  capital  stock  described  on
         Schedule 3.1(d)(i), neither the Company nor any of its Subsidiaries owns any stock of, or any equity participation in, any Person.

                           (v) All of the Company's and its Subsidiaries' operations are conducted by Crain Industries. Except as disclosed on
         Schedule 3.1(d)(v), none of the Company's Subsidiaries, other than Crain Industries, owns or leases any assets reflected on the financial statements included in the SEC Documents, or used in the operations of the business of the Company and its Subsidiaries.

                  (e)      SEC Documents; Financial Statements.

                           (i) Schedule 3.1(e)(i) sets forth a list of each report, schedule and registration statement (other than preliminary material, including registration statements and amendments thereto not declared effective by the Securities and Exchange Commission (the "SEC")) filed by the Company or any of its Subsidiaries with the SEC since January 1, 1995 and prior to the date of this Agreement (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the SEC Documents complied, with respect to form, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.1(e)(i), the financial statements of Crain Industries included in the SEC Documents: (A) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC), and (C) fairly present, in all material respects, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, which will not be material, either individually or in the aggregate) the consolidated financial position of Crain Industries and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Crain Industries and its consolidated Subsidiaries for the periods presented therein. The Company has delivered to Parent a true and complete copy of each SEC Document.

                           (ii) As used herein, (A) the term "Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of Crain Industries as of September 30, 1997 included in the SEC Documents, and
         (B) the term  "Interim  Balance  Sheet Date" shall mean  September  30,
         1997.

                           (iii) The accounts receivable reflected on the Interim Balance Sheet represent, and the accounts receivable to be reflected on the accounting records of Crain Industries at the Effective Time will represent, valid obligations, subject to the reserves shown on such financial statements and to returns, arising from sales actually made or services actually performed in the ordinary course of business consistent with past practice.

                           (iv) The materials, supplies and work-in-process included in the inventory reflected on the Interim Balance Sheet or acquired since the date thereof were acquired and have been maintained in the ordinary course of business consistent with past practice.

                  (f)      Undisclosed Liabilities.

                           (i) Except as disclosed on Schedule 3.1(f)(i), the Company is not party to, or bound by, any Contracts (as hereinafter defined). The Company has conducted no business operations other than owning all of the outstanding capital stock of Crain Industries, paying expenses and other obligations relating to the Contracts disclosed on
         Schedule 3.1(f)(i), paying Taxes and paying other obligations set forth on Schedule 3.1(f)(i).

                           (ii) As of the Interim  Balance Sheet Date and at the
         Effective Time, the Company (on an unconsolidated basis) had and will have no material liabilities or obligations, direct or indirect, matured or unmatured, or absolute, contingent or otherwise (collectively, "Liabilities"), except for: (A) on the Interim Balance Sheet Date, Liabilities with respect to the Options, the Preferred Stock, the Contracts listed on Schedule 3.1(f)(i) and as otherwise reflected on Schedule 3.1(f)(i), (B) at the Effective Time, obligations to pay the Preferred Stock Amount, the Option Payment Amount and the Merger Consideration, Liabilities with respect to Dissenting Shares, and obligations with respect to any Contract listed on Schedule 3.1(f)(i) which are set forth under the subheading "Continuing Obligations".

                  (g       Compliance with Applicable Laws.

                           (i) Except as disclosed in Schedule 3.1(g)(i), the businesses of the Company and its Subsidiaries and the Properties and the use thereof are not in violation of any material Legal Requirement or Order of any Governmental Entity and no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, has been threatened. The Company has delivered true and complete copies of the documents listed on Schedule 3.1(g)(i) to Parent.

                           (ii) Since  January  1, 1997,  except as set forth on
         Schedule 3.1(g)(ii), neither the Company nor any of its Subsidiaries have received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement or Order, (ii) any actual, alleged, possible, or potential obligation on the part of the Company or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, or (iii) any Legal Requirement or Order specifically applicable to the Properties.

                           (iii) Schedule  3.1(g)(iii) sets forth a list of each
         material permit, approval, consent, authorization, license, variance or permission required by any Governmental Entity or Legal Requirement (collectively, "Permits") that is necessary or appropriate for the operations of the Company and its Subsidiaries or the Properties as currently conducted and as presently proposed by the Company to be conducted. All Permits included on Schedule 3.1(g)(iii), except as noted therein, are in full force and effect in all material respects and no proceeding is pending or, to the Knowledge of the Company, threatened, to revoke or limit any such Permit. Except as set forth in
         Schedule 3.1(g)(iii), (A) neither the Company nor any of its Subsidiaries is in default, nor has it received any notice of any claim of default, with respect to any material Permit; (B) since January 1, 1997, neither the Company nor its Subsidiaries have received any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (1) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any material Permit, or (2) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Permit, and (C) all applications required to have been filed for the renewal of material Permits have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Entities.

                  (h) Litigation. Except as set forth on Schedule 3.1(h), there is no material suit, claim, action, arbitration or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company or the Properties ("Company Litigation"), nor is there any material Order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company ("Company Order"). Schedule 3.1(h) sets forth a summary description of all such pending Company Litigation and Company Orders. The Company has delivered to Parent true and complete copies of all such Company Orders and all pleadings in such Company Litigation.

                           (i)  Taxes.  Except as set forth on  Schedule  3.1(i)
hereto:

                           (i) the Company and each of its Subsidiaries has filed (or joined in the filing of) when due all material Tax Returns required by applicable Legal Requirements to be filed on or prior to the date hereof with respect to the Company and each of its Subsidiaries, and all Taxes shown to be due on such Tax Returns have been paid;

                           (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing;

                           (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) or to which the Company and each of its Subsidiaries may be liable under Treasury Regulations ss. 1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith);

                           (iv) The Company and each of its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;

                           (v) any liability of the Company and each of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements contained in the SEC Documents in accordance with GAAP applied on a consistent basis throughout the periods involved;

                           (vi) there is no formal action, suit, proceeding, investigation, audit or written claim now pending against, or with respect to, the Company or any of its Subsidiaries in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted in writing by any Tax authority;

                           (vii)  there  is  no  outstanding   request  for  any
         extension of time within which to pay any Taxes of the Company or a Subsidiary or file any Tax Returns in respect thereof;

                           (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries;

                           (ix) no property of the Company or any of is Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                           (x) none of the Subsidiaries has deferred gain or loss arising from any intercompany transactions, within the meaning of Treasury Regulations ss. 1.1502-13;

                           (xi) neither the Company nor any Subsidiary has filed any agreement or consent under Section 341(f) of the Code;

                           (xii) neither the Company nor any of its Subsidiaries is a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters;

                           (xiii) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company or any of its Subsidiaries;

                           (xiv) neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code ending on the Closing Date;

                           (xv) the Company is not a party to any tax reduction proceedings; and

                           (xvi) as of the date of filing of the federal Tax Return for the calendar year 1996, no excess loss account (within the meaning of Treasury Regulations ss. 1.1502-19) existed with respect to any of the Subsidiaries and the Company does not believe that any such excess loss account in excess of $5 million exists as of the date hereof.

                           (xvii) The term "Code" shall mean the Internal Revenue Code of 1986, as amended. The term "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation (a) income, gross receipts, deed and mortgage recording taxes, ad valorem, premium, excise, real property, personal property, sales, use, transfer, capital stock, license, stamp, withholding, employment, payroll, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States or any such government; and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. The term "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

                  (j)      Pension And Benefit Plans; ERISA.

                           (i) Schedule 3.1(j)(i) sets forth a complete and correct list of:

                                    (A) all "employee benefit plans", as defined
                  in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any of its Subsidiaries to which Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise; and

                                    (B) all material  employment  or  consulting
                  agreements, and all material bonus or other incentive compensation, deferred compensation, salary continuation, disability, stock award, stock option, stock purchase or other material employee benefit policies or arrangements which the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries has any obligation or liability (contingent or otherwise) (the documents referred to in clauses (A) and (B) being collectively referred to herein as the "Company Plans").

                           (ii) The Company and its Subsidiaries do not currently have any material obligation or Liability (contingent or otherwise) under Title IV of ERISA. No Company Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has the Company or any of its Subsidiaries at any time contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                           (iii) None of the Company Plans is subject to Title IV of ERISA, and neither the Company nor any of its Subsidiaries has incurred any material outstanding Liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA.

                           (iv) The  Company  Plans  intended  to qualify  under
         Section 401(a) and, if applicable, Section 401(k) of the Code, are qualified under such sections, and each trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's Knowledge, nothing has occurred with respect to the operation of any Company Plans that would cause the loss of such qualification or exemption or the imposition of any penalty, Liability or tax under ERISA or the Code.

                           (v) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof in all material respects.

                           (vi) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Company Plans.

                           (vii) True, correct and complete copies of the following documents, with respect to each of the Company Plans, have been delivered to Parent by the Company, if applicable: (A) all plans and related trust documents, and amendments thereto, (B) the most recent Forms 5500, and (C) the most recent summary plan descriptions.

                           (viii) The Company Plans have been maintained and administered in all material respects in accordance with their terms and applicable laws, which include but are not limited to all applicable provisions of ERISA and the Code.

                           (ix) Except as disclosed in Schedule 3.1(j)(ix), there are no pending or, to the Knowledge of the Company, threatened material actions, claims or proceedings against or relating to any Company Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Plans with respect to the operation of such plans (other than routine benefit claims).

                           (x) Neither the Company, nor, to the Knowledge of the Company, any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA. No fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any of the Company Plans, and to the Knowledge of the Company, no event has occurred which could reasonably form the basis for any such material liability.

                           (xi) Except as otherwise provided in this Agreement and as disclosed in Schedule 3.1(j)(xi), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment becoming due to any current or former employee of the Company or any Subsidiary, (b) increase any benefits otherwise payable under any of the Company Plans or (c) result in the acceleration of the time of payment or vesting of any benefits provided under any of the Company Plans.

                           (xii) Each "group health plan", as defined in Section 4980B of the Code, maintained by the Company and its Subsidiaries has complied with the notice and coverage continuation requirements of
         Section 4980B of the Code and Section 601 of ERISA, and the regulations thereunder ("COBRA"). None of the Company Plans provide retiree health or life insurance benefits except as may be required by COBRA or at the expense of the participant or the participant's beneficiary.

                           (xiii) There has been no mass layoff or plant closing as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to employees of the Company and its Subsidiaries.

                  (k) Absence of Certain Changes or Events. Except as set forth in Schedule 3.1(k) or as expressly permitted by this Agreement, since the Interim Balance Sheet Date, (i) the business of the Company and its Subsidiaries has been carried on only in the ordinary and usual course and no event or events has or have occurred that, either individually or in the aggregate, has had, or reasonably could be expected to have, a Material Adverse Effect on the Company,
(ii) neither the Company nor any of its Subsidiaries has suffered an extraordinary loss or casualty, whether or not covered by insurance, and (iii) none of the events or actions which the Company and its Subsidiaries are prohibited from taking pursuant to Section 4.1 shall have occurred or been taken.

                  (l)    Labor Matters.

                           (i) Except set forth on Schedule 3.1(l)(i), neither the Company nor any of its Subsidiaries has agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of the Company or any of its Subsidiaries. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representations or certification proceedings presently pending or, to the Company's Knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its Subsidiaries. There is no labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. Except as set forth on Schedule 3.1(l), since January 1, 1996, no organization effort has been made or to the Knowledge of the Company, threatened by or on behalf of any labor union.

                           (ii) Except as set forth on Schedule 3.1(l)(ii), there are no material unfair labor practice charges, grievances or complaints pending or, to the Company's Knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

                           (iii) Except as set forth on Schedule 3.1(l)(iii), there are no material complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Company's Knowledge, threatened in writing to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries of any individual.

                  (m) Intellectual Property. Schedule 3.1(m) hereto is a true and complete list of all material patents, trademarks, trade names, service marks, internet web sites, domain names, franchises, copyrights, including registrations and applications for registration of any of them owned or used by the Company or any of its Subsidiaries in the conduct of their business and operations. Except as set forth on Schedule 3.1(m), the Company and its Subsidiaries own the entire right, title and interest in and to the Intellectual Property (including, without limitation, the right to use and license the same) free and clear of all Liens, except in the case of the representation and warranty made as of the date of this Agreement, those Liens set forth on Schedule 3.1(m). Neither the Company nor any of its Subsidiaries is under any obligation to pay royalties or similar payments in connection with any license, except pursuant to the licensing agreements disclosed on Schedule 3.1(m). Except as set forth on
Schedule 3.1(m), there are no pending, or to the Knowledge of the Company, threatened material actions affecting the Intellectual Property. Except as set forth on Schedule 3.1(m), the Intellectual Property is valid, subsisting, unexpired in proper form and enforceable and all renewal fees and other maintenance fees which have fallen due have been paid. Except as set forth on
Schedule 3.1(m), the grants, registrations and applications for the Intellectual Property have not lapsed, expired or been abandoned and no application or registration thereof is the subject of any pending legal or governmental proceeding before any Governmental Entity in any jurisdiction, and, to the Company's Knowledge, no such proceeding is threatened. To the Knowledge of the Company, except as set forth on Schedule 3.1(m), there are no conflicts with or infringements of any Intellectual Property by any third party. Except as set forth on Schedule 3.1(m), to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict with or infringe upon any proprietary right of any third party. No former or present owners, employees, officers or directors of the Company or its Subsidiaries hold any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property. The Company and its Subsidiaries do not use the patents listed on Schedule 3.1(m) under the subheading "not used in operations" in their operations as presently conducted and presently proposed to be conducted. For purposes of this Agreement, the term "Intellectual Property" means all material patents, trademarks, trade names, service marks, internet web sites, domain names, franchises, copyrights, including registrations and applications for registration of any of them, trade secrets, know-how and processes owned or used by the Company or any of its Subsidiaries in the conduct of their business and operations.

                  (n)      Environmental Matters.

                           (i) For purposes of this Agreement "Environmental Law" means any applicable international, federal, state, or local law, statute, regulation, ordinance, order, or other legally binding requirement, including, without limitation, common law, relating to the protection of natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) (but only to the extent it regulates occupational exposure to hazardous materials), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, as such laws have been and may be amended or supplemented through the Closing Date;

                           (ii) Except as disclosed on Schedule 3.1(n)(ii) or in the Phase I Environmental Reports delivered to Parent:

                                    (A) the  operations  of the  Company and its
                   Subsidiaries are in material compliance with all applicable Environmental Laws;

                                    (B)  the   Company   and  its   Subsidiaries
                  maintain all Permits required under Environmental Law that are required for the conduct of their business, such

                  Permits are in force and effect, and all such Permits are disclosed on Schedule 3.1(g)(iii);

                                    (C) neither the Company,  its  Subsidiaries,
                  nor, to the Knowledge of the Company, any other Persons from which the Company or its Subsidiaries has assumed Liability, is subject to any Order or Lien relating to Environmental Laws which could reasonably be expected to result in the Company incurring material costs and liabilities under Environmental Laws;

                                    (D)   no    judicial    or    administrative
                  proceedings or investigations are pending or, to the Knowledge of the Company, threatened against the Company, its Subsidiaries or, to the Knowledge of the Company, any other Person from which the Company or its Subsidiaries has assumed Liability, by any Governmental Entity or other Person pursuant to any applicable Environmental Laws (collectively, "Environmental Claims") and, to the Company's Knowledge, except as would not have a Material Adverse Effect, no basis exists for the assertion of such an Environmental Claim;

                                    (E)  there  have  been no  actual  releases,
                  discharges or emissions by the Company of any substance regulated under any Environmental Law into, onto, under, or from any of the real properties currently or, to the Knowledge of the Company, formerly owned, operated, or leased by the Company, its Subsidiaries, or other Persons from which the Company or its Subsidiaries has contractually assumed liability, except, in the case of releases, discharges or emissions that could not reasonably be expected to have a Material Adverse Effect; and

                                    (F) no real  property  currently  or, to the
                  Knowledge of the Company, formerly, owned, operated or leased or, to the Knowledge of the Company, used for disposal or depositing of waste generated by the Company or its Subsidiaries or, to the Knowledge of the Company, any other Person from which the Company or its Subsidiaries has assumed liability, is listed or, to the Knowledge of the Company, has been proposed for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") or any analogous state lists.

                  (o)      Real Property.

                           (i) Schedule 3.1(o)(i) sets forth all of the real property owned in fee by each of the Company and/or its Subsidiaries as indicated on Schedule 3.1(o)(i) (such owned property, together with the property leased pursuant to the Real Property Leases (as hereinafter defined), the "Properties"). Each of the Company or its Subsidiaries has good, insurable and marketable fee title to each parcel of real property and the improvements thereon owned by it free and clear of all written or oral, recorded or unrecorded mortgages, deeds of trust, pledges, liens, encumbrances, security interests, charges, claims, options, rights of first refusals or restrictions (collectively, "Liens") except (A) in the case of the representation and warranty made as of the date of this Agreement, (1) those described in the SEC Documents, (2) those reflected or reserved against in the financial statements of Crain Industries included in the SEC Documents, and (3) those set forth on Schedule 3.1(o)(i) under the heading "Other Liens," and (B) those set forth on Schedule 3.1(o)(i) under the heading

         "Permitted Liens" (such Liens in this clause B being referred to herein as the "Permitted Liens").

                           (ii) Schedule 3.1(o)(ii) sets forth each material lease, sublease, right of way, license, capital lease or other agreement, all amendments thereto and modifications thereof, the date and parties to such lease, sublease, right of way, license or capital lease and the location of each of the premises demised (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. Except as noted on Schedule 3.1(o)(ii), the Company has delivered to Parent true, correct and complete copies of the Real Property Leases and, the leasehold interests of the Company and its Subsidiaries created thereunder are free and clear of all Liens except for the Permitted Liens, and, in the case of the representation and warranty made as of the date of this Agreement, except as set forth on Schedule 3.1(o)(ii). Neither the Company nor any of its Subsidiaries have made an assignment of any Real Property Lease listed on Schedule 3.1(o)(ii). Except as noted on
         Schedule 3.1(o)(ii), each Real Property Lease is valid, binding and enforceable against the Company or the Subsidiary party thereto, and, to the Company's Knowledge, the other parties thereto in accordance with its terms, and is in full force and effect. The Company or the applicable Subsidiary has performed all material obligations required to be performed by it under each of the Real Property Leases. To the Company's Knowledge, no event has occurred which, with the giving of notice or with the passage of time, or both, would constitute a default under any Real Property Lease. There are no agreements or understandings, written or oral, with any of the landlords under the Real Property Leases other than as set forth in the Real Property Leases. As of December 1, 1997, no prepayments of rent more than thirty
         (30) days in advance have been made under the Real Property Leases, other than security deposits and drawdowns under any letters of credit.

                           (iii) Neither the Company nor any of its Subsidiaries has received, or been informed in writing of the receipt of, any written notice that there is, and to the Company's Knowledge, there does not exist, any material violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting any of the Properties or any portion thereof.

                           (iv) Neither the Company nor any of the Subsidiaries has received notice from any utility company or municipality of any discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for any of the Properties or of any fact or condition which would otherwise lead to discontinuance.

                           (v) The Company and its Subsidiaries have obtained all material Permits and rights-of-way, including proof-of-dedication, which are necessary to ensure vehicular and pedestrian ingress and egress to and from the Properties. Neither the Company nor its Subsidiaries has received notice of any proposed change or closure of adjacent public streets, highways and roads that would impede vehicular and pedestrian access and egress to and from the Properties. There are no material restrictions on entrance to or exit from the Properties to adjacent public streets and no conditions which will result in the termination of the present access from the Properties to adjacent public streets or existing highways and roads.

                           (vi) Neither the Company nor its Subsidiaries have received any notices, oral or written, that any Governmental Entity having the power of eminent domain over any of the Properties has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of such Property or the improvements thereon or any property owned by a party to a reciprocal easement agreement affecting any of the Properties.

                           (vii) The improvements located on the Properties are in good condition and are structurally sound, subject to normal wear and tear, and all mechanical and other systems located therein or thereon are in good operating condition, subject to normal wear and tear.

                           (viii) Neither the Company nor any of its Subsidiaries has received notice of any violation of any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements. The Company has no Knowledge of, and neither the Company nor any of its Subsidiaries has received notice of any pending or contemplated rezoning or other proceeding affecting the Properties.

                           (ix) Except as noted on Schedule 3.1(o)(ii), the Company has delivered true, correct and complete copies of each sublease for space at any of the Properties, including each amendment or modification thereof (the "Subleases") and the subleasehold interests created thereunder are free and clear of Liens except for the Permitted Liens and, in the case of the representation and warranty made as of the date of this Agreement, except as set forth on Schedule 3.1(o)(ii). All of the Subleases are in full force and effect and no material amount due under any Sublease remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to the Subleases, and, to the Knowledge of the Company, no event has occurred which, with the giving of notice or with the passage of time, or both would constitute a default thereunder by the Company or any Subsidiaries thereof or, to the Knowledge of the Company, any party thereto. No prepayments of rent due under any of the Subleases have been made more than thirty days in advance, other than security deposits and letters of credit relating the Subleases and there are no agreements or understandings, written or oral, with any of the subtenants under the Subleases other than as set forth in the Subleases. All of the subtenants under the Subleases are currently occupying the space covered by the Sublease with such subtenant.

                           (x) None of the Properties is located in any conservation or historic district, or is historically certified, subject to historic preservation rules, regulations or requirements or designated as a landmark. No application or proceeding for any such certification or designation is pending and, to the Company's Knowledge, no such certification or designation is threatened.

                           (xi) Each of the Properties is an independent unit which does not now rely on any facilities (other than facilities covered by the Permitted Liens, including, without limitation, any reciprocal easement agreements or facilities of municipalities or public utility and water companies) located on any property not included in the Properties to fulfill any municipal or governmental requirement for the furnishing to any of the Properties of any essential building or operational systems or utilities.

                           (xii) No management companies or managers are used by the Company or any of its Subsidiaries to conduct business or operate any of the Properties.

                           (xiii) No part of any of the Properties contains, is located within, or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other area which it subject to special state, federal or municipal regulation, control or protection.

                  (p) Capital Expenditures. Schedule 3.1(p)(i) sets forth all capital expenditures undertaken by the Company or any of its Subsidiaries since January 1, 1997 or which are currently planned which, in either case, had an individual cost in excess of $150,000.

                  (q)       Condition and Compliance of Property.

                           (i) Schedule 3.1(q)(i) contains a list of owned personal property of the Company and its Subsidiaries reflected on the Interim Balance Sheet or purported to be owned by the Company or any of its Subsidiaries with an original cost of $100,000 or more as of the Interim Balance Sheet Date. The Company or a Subsidiary of the Company has good title to all such personal property subject to no Lien except Permitted Liens and, with respect to the representation and warranty made as of the date hereof, except as set forth on Schedule 3.1(q)(i). Each item of tangible personal property set forth on Schedule 3.1(q)(i) is in good operating condition, normal wear and tear excepted.

                           (ii) Schedule 3.1(q)(ii) sets forth each personal property lease: (i) under which the Company or a Subsidiary of the Company is the lessee and (ii) under which the annual rent is $100,000 or more. Except as noted on Schedule 3.1(q)(ii), the Company has delivered true, correct and complete copies of all such personal property leases to Parent. Except as set forth in Schedule 3.1(q)(ii), the Company or a Subsidiary of the Company holds good leaseholds in all of the personal property shown or required to be shown on Schedule 3.1(q)(ii) as leased by the Company, in each case under valid and enforceable leases. The Company and its Subsidiaries are not, and to the Company's Knowledge no other party to any such personal property lease is, in material breach of or default under any lease of any item of personal property listed on Schedule 3.1(q)(ii) (and, to the Company's Knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default).

                   (r) Affiliate Agreements and Liabilities. Except as set forth on Schedule 3.1(r):

                           (i) There are no material written or oral Contracts between the Company or any of its Subsidiaries and any (A) Affiliate,
         (B) holder of capital stock in the Company, or (C) Affiliate of such holder (each, a "Seller Entity") including, without limitation, any such Contracts relating to the provision of any services by the Company or any of its Subsidiaries to any such Seller Entity, or by any such Seller Entity to the Company or any of its Subsidiaries.

                           (ii) Since January 1, 1997, there have been no material transactions, agreements, or arrangements between the Company or any of its Subsidiaries and (A) any Seller Entity, (B) any director or officer of the Company or any of its Subsidiaries or (C) any member of the immediate family of any individual described in clause (A) or
         (B) of this sentence, except pursuant to the terms of the Contracts set forth on Schedule 3.1(r).

                           (iii) Except (A) as set forth in Sections 4.6. 4.12 and 4.13 or Article VII and (B) for rights of Dissenting Shares, immediately after the Effective Time, the Company and its Subsidiaries shall have no liability to any Seller Entity other than for the payment of the Preferred Stock Amount, the Option Payment Amount and the Merger Consideration.

                           (iv) Since January 1, 1997, no supplier of the Company or any of its Subsidiaries has supplied the Company or such Subsidiaries on terms more favorable than those which could have been obtained by the Company or such Subsidiary if such supplier was not also supplying an Affiliate of any Seller Entity.

                  (s)      Contracts.

                           (i)  Schedule  3.1(s)(i)  hereto  lists all  material
         Contracts. For purposes of this Agreement, ("Contracts") means all of the written or oral contracts, commitments, agreements, leases, arrangements and understandings to which the Company or any of its Subsidiaries is a party or which relate to the properties, conduct, operations or financial condition of the Company or any of its Subsidiaries.

                           (ii) Except as set forth in Schedule 3.1(s)(i), none of the Company or any of its Subsidiaries is a party to or bound by any:

                                    (A) agreement or arrangement for the sale or
                  lease of any of its material assets other than in the ordinary course of business consistent with past practice;

                                    (B) agreement or other  arrangement  for the
                  purchase or sale of any real estate, machinery, equipment, or other capital assets in excess of $150,000;

                                    (C)  Contract  for the  future  purchase  of
                  materials, supplies, services, merchandise, or equipment parts in excess of $150,000;

                                    (D) Contract  pursuant to which it is or may
                  be obligated to make any material payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets, or stock of other companies;

                                    (E)  Contract  imposing  non-competition  or
                  exclusive dealing obligations on it;

                                    (F)  Contract  relating to any  Indebtedness
                   (as hereinafter defined);

                                    (G)   material   distribution,   dealership,
                  representative, broker, sales agency, advertising or consulting Contract, excepting any such contract that is terminable by the Company or its Subsidiaries at will, or by giving notice of thirty days or less, without Liability;

                                    (H) material Contract providing for payments
                  to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                                    (I) material  Contract  relating to cleanup,
                  abatement or other actions in connection with environmental Liabilities;

                                    (J) Real Property Lease,  Sublease, or lease
                  or other agreement for the use or leasing of real or personal property with rent in excess of $150,000 per year;

                                    (K) Contract or agreement for the employment
                  of any stockholder, director, officer, consultant or key employee not terminable by the Company or its

                  Subsidiaries without penalty or Liability arising from such termination or any severance or change-in-control contract or arrangement;

                                    (L) Intellectual Property license,
                  settlement or royalty agreement;

                                    (M)  Contract  which  (1)  involves   future
                  payment by or to the Company or any of its Subsidiaries in excess of $150,000 or (2) is otherwise material to the extent relating to the conduct of the business of the Company and its Subsidiaries or the operation of the Properties.

                           (iii) "Indebtedness" means (without duplication), with respect to the Company, whether recourse is to all or a portion of the assets of the Company, (i) the principal of and premium, if any, in respect of any indebtedness of the Company and its Subsidiaries for money borrowed, (ii) the principal, premium, if any, and interest of the Company and its Subsidiaries with respect to obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) all obligations of the Company and its Subsidiaries in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) but only to the extent of drawings thereunder, (iv) every obligation of the Company and its Subsidiaries issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business consistent with past practices which are not overdue or in default) which would be required to be included as a liability on a balance sheet prepared in accordance with GAAP applied on a consistent basis with the financial statements in the SEC Documents, (v) every capital lease obligation (determined in accordance with GAAP applied on a consistent basis with the financial statements in the SEC Documents) of the Company and its Subsidiaries, (vi) all capital leases or debt for borrowed money of other Persons secured by a Lien on any asset, including the Properties, of the Company or its Subsidiaries, whether or not such indebtedness is assumed by the Company or any of its Subsidiaries, (vii) all obligations with respect to interest rate, currency, or commodity, swaps, futures, collars, hedging contracts or similar arrangements or agreements, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person, the payment of which, in any case, the Company or any of its Subsidiaries has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

                           (iv) Each Contract is valid, binding and enforceable against the Company or the Subsidiary party thereto, and, to the Company's Knowledge, the other parties thereto in accordance with its terms, and is in full force and effect. The Company or the applicable Subsidiary has performed all material obligations required to be performed by it under each of the Contracts. Except as set forth in
         Schedule 3.1(s)(iv), neither the Company or its Subsidiaries nor, to the Company's Knowledge, any other party thereto is in material breach of or default under any Contract (and, to the Knowledge of the Company, no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default). The Company has delivered to Parent a true, correct and complete copy of each Contract or other written evidence of such Contract, and all amendments thereto, except to the extent otherwise noted in Schedule 3.1(s)(i).

                  (t) Insurance. Schedule 3.1(t) sets forth a list of all material insurance policies, including all insurance policies relating to the Properties and all material fidelity bonds or other insurance service contracts (the "Insurance Policies") providing coverage for the Properties or the operations of the Company and its Subsidiaries, the type and amount of coverage, and the expiration dates of the Insurance Policies. All Insurance Policies except policies for Directors and Officers Liability are occurrence policies. There is no claim by the Company or any of its Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums payable under all Insurance Policies have been paid, and the Company has otherwise complied in all material respects with the terms and conditions of all the Insurance Policies. The Insurance Policies are valid and enforceable in accordance with their terms, are in full force and effect in all material respects, and, to the Company's Knowledge, are issued by an insurer that is financially sound and reputable and insure against risk and liabilities customary in the industry and as required by Legal Requirements and the Contracts. Neither the Company nor any of its Subsidiaries has received notice from any insurance carrier: (i) threatening a suspension, revocation, modification or cancellation of any Insurance Policy or a material increase in any premium in connection therewith, or (ii) informing the Company that any coverage listed on Schedule 3.1(t) will or may not be available in the future on substantially the same terms as now in effect.

                  (u) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller Entities and the Company and its Subsidiaries without the intervention of any other Person acting on their behalf in such manner as to give rise to any valid claim by any such Person against the Company, its Subsidiaries, or Parent for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Stockholders and the Company and its Subsidiaries.

                  (v) Product Liability. Except as disclosed in Schedule 3.1(v), (i) to the Company's Knowledge, there has been during the past three years and there is no (A) notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Entity against or involving any product, substance or material manufactured, produced, distributed or sold by or on behalf of the Company or its Subsidiaries (collectively, a "Product"), or (B) class of claims or lawsuits involving a Product, which is pending or, to the Company's Knowledge, threatened, on behalf of the ultimate retail purchaser of any Product, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product, or any alleged failure to warn, or from any breach of express or implied specifications or warranties or representations (a "Product Claim"), and (ii) there has not been, nor is there under consideration or investigation by the Company or its Subsidiaries, any Product recall, rework, retrofit or post-sale warning (collectively, recalls, reworks, retrofits and post-sale warnings are referred to in this Agreement as "Recalls") conducted by or on behalf of the Company or its Subsidiaries concerning any Products or, to the Knowledge of the Company, any Recall conducted by or on behalf of any Person as a result of any alleged defect in any Product. Except as disclosed in Schedule 3.1(v), there is no Product Claim pending or, to the Company's Knowledge threatened. All Products sold since January 1, 1996, have been of a quality generally consistent with the quality of Products sold by the Company and its Subsidiaries in the past.

                  (w) Customers and Suppliers. Schedule 3.1(w) lists the fifteen largest customers and the fifteen largest suppliers (measured by dollar volume) of the Company and its Subsidiaries during each of the last fiscal year and the first three fiscal quarters of the current fiscal year ("Major Customers" and "Major Suppliers," respectively) and the amount of business done with each Major Customer and Major Supplier in such period. Except as set forth on Schedule 3.1(w), (i) neither the Company nor any or its Subsidiaries is engaged in a material dispute with any Major Customer or Major Supplier and (ii) since January 1, 1997, no Major Customer or Major Supplier has threatened in writing any material modification or change in the business relationship with the Company and its Subsidiaries, nor has such a modification or change occurred since the Interim Balance Sheet Date. The Company and its Subsidiaries have not received any rebate or payment from any supplier with respect to goods or services to be purchased by the Company or any of its Subsidiaries from and after January 1, 1998.

                  (x) Certain Payments. Since January 1, 1996, neither the Company, its Subsidiaries nor any of their directors, officers, agents, or employees, or to the Company's Knowledge any other Person associated with or acting for or on behalf of the Company or its Subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement.

                  (y) Accounts. Schedule 3.1(y) hereto correctly identifies each bank account, brokerage account and safety deposit box maintained by or on behalf or for the benefit of the Company or any of its Subsidiaries and the name of each person with any power or authority to act with respect thereto.

                  (z) Books of Account. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in all material respects, the transactions and the assets and liabilities of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any material transaction with respect to its business, including the operation of its Properties, maintained any bank account for its business or used any material funds in the conduct of its business except for transactions, bank accounts and fund which have been and are reflected in the normally maintained books and records of the business. The minute books of the Company and its Subsidiaries contain accurate and complete records, in all material respects, of all meetings held of, and corporate action taken by, the stockholders, boards of directors, and committees of the boards of directors of the Company and its Subsidiaries, and no meeting of any such stockholders, boards of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all such books and records shall be delivered to Parent.

                  (aa) Certain Financial Matters. Based on the copy of the Indenture, dated as of June 12, 1997, by and among Foamex, L.P., Foamex Capital Corporation, General Felt Industries, Inc., Foamex Fibers, Inc. and The Bank of New York, as Trustee (the "Foamex Indenture") provided to the Company by Parent:

                           (i) The Company had a Consolidated Cash Flow (as defined in the Foamex Indenture) for the most recently ended four full fiscal quarters for which internal financial statements are available of not less than $25,000,000 (after giving pro forma effect to the matters described in the second sentence of the definition of the term Fixed Charge Coverage Ratio in the Foamex Indenture).

                           (ii) The Company has a Consolidated Net Worth (as defined in the Foamex Indenture) greater than zero.

                  (bb) Power of Attorney. Schedule 3.1(ab) contains a complete list of each Person to whom the Company or any of its Subsidiaries has granted a power of attorney which is currently outstanding.

                  (cc) Schedules. Subject to Section 8.8(c), all of the information set forth on the Schedules to this Agreement shall, for all purposes of this Agreement, be deemed to be representations set forth in the text of this Agreement.

                  Section 3.2. Representations and Warranties of Stockholders. Each Stockholder, severally but not jointly, represents and warrants to Parent and Sub as of the date hereof and as of the Closing Date as follows:

                  (a) Organization, Standing and Power. Such Stockholder, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  (b)      Authority; No Violations; Consents and Approvals.

                           (i) Such  Stockholder  has all  requisite  power  and
         authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii) None of the execution and delivery of this Agreement and the consummation of the Merger will: (A) violate, conflict with or result in any breach of any provision of the organization documents of such Stockholder, (B) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which such Stockholder is a party, or (C) violate any Order or Legal Requirement applicable to such Stockholder, except such defaults and violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on such Stockholder or on the ability of such Stockholder to consummate the transactions contemplated hereby.

                           (iii) No material consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby.

                  (c) Title to Shares. Such Stockholder beneficially and of record owns the number of shares of Class A Common Stock or Common Stock set forth opposite such Stockholder's name on Schedule 3.1(b), free and clear of all Liens.

                  (d) Stockholder Representative Knowledge and Intent. The Stockholder Representative is an "Accredited Investor" within the meaning of Regulation D, as amended, of the Securities Act. The shares of Foamex Common Stock to be acquired by the Stockholder

Representative hereunder are not being acquired with a view to the public distribution in violation of the Securities Act of such shares of Foamex Common Stock or any interest therein.

                  Section 3.3. Representations and Warranties of Parent and Sub. Parent and Sub, jointly and severally, represent and warrant to the Company and each Stockholder as of the date hereof and as of the Closing Date as follows:

                  (a) Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent or its Subsidiaries to consummate the Merger.

                  (b)      Authority; No Violations; Consents and Approvals.

                           (i) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii) The execution and delivery of this Agreement and the consummation of the Merger by each of Parent and Sub will not (A) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent or Sub, (B) except as set forth on Schedule 3.3(b)(ii), violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any material note, bond, mortgage, indenture or deed of trust, or any material license, lease or agreement to which Parent or Sub is a party or to which any of their property is subject, or (C) violate any material Order or Legal Requirement of any Governmental Entity applicable to Parent or its Subsidiaries.

                           (iii) No material consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by each of Parent and Sub or the consummation by each of Parent or Sub of the Merger, except for: (A) filings under the HSR Act; (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (C) such filings and approvals as may be required by any applicable federal or state securities laws.

                  (c) Financing. At the Effective Time, Parent will have sufficient funds available to satisfy, among other things, the obligation to pay
(i) the Merger Consideration, (ii) the Preferred Stock Amount, (iii) the Debt Amount, (iv) the Option Payment Amount, and (v) the payment of all expenses incurred by Parent or Sub in connection with the transactions contemplated hereby.

                  (d) The Foamex Indenture. Attached to Schedule 3.3(d) is a true, correct and complete copy of the Foamex Indenture.

                  (e) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Parent without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against the Company, its Subsidiaries, or Parent for a finder's fee, brokerage commission or other similar payment based on an arrangement with the Parent, other than CIBC whose fees will be paid by Parent.

                                   ARTICLE IV.
                                    COVENANTS

                  Section 4.1.      Covenants of the Company.

                  (a) Conduct of Business. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to the Company and its Subsidiaries that (except as expressly permitted by this Agreement, or to the extent that Parent shall otherwise expressly consent in writing) each of the Company and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted (including, without limitation, with respect to the collection of accounts receivable, the purchase of inventory, the payment of trade payables and the maintenance of its properties, including the Properties) and shall use all reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as contemplated or permitted by this Agreement, without the prior express written consent of Parent:

                           (i) The Company shall not, nor shall it permit any of its Subsidiaries to: (A) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) authorize, issue or sell any additional shares of its capital stock or voting securities or securities convertible into any such shares or voting securities or grant any options, warrants or rights, to purchase any such shares or voting securities, other than (1) the issuance of shares of Common Stock pursuant to the conversion of Class A Common Stock or Preferred Stock or (2) the issuance of shares of Common Stock pursuant to the exercise of any Options outstanding on the date hereof.

                           (ii) Neither the Company nor any of its Subsidiaries shall amend its Certificate of Incorporation or Bylaws.

                           (iii) The Company and its Subsidiaries  shall not (A)
         enter into any new Company Plan or amend any existing Company Plan, (B) except as otherwise disclosed on Schedule 4.1(a)(iii), increase the rate or terms of compensation of any of its directors, officers or
         other  employees  whose   compensation  is  determined  other  than  by
         multiplying the number of
         hours worked by an hourly rate (a "Salaried Employee"), (C) make, or agree to make (1) any accrual or arrangement for or payment of bonuses or special compensation of any kind to any of its Salaried Employees except as set forth on Schedule 4.12; or (2) any general increase in the salary or bonus payable or to become payable by the Company to any Employee other than Salaried Employees (other than, in the case of this Clause 2, increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific Employees and not generally to a class or group thereof);

                           (iv) The Company and its Subsidiaries shall not enter into any employment Contract with any director, executive officer or Employee providing for the employment of any Employee (except for at-will arrangements in the ordinary course of business) or any severance or termination benefits payable or to become payable to any Employee or make any loan to, or enter into any material transaction of any other nature with, any director, executive officer or Employee.

                           (v) The Company and its Subsidiaries shall not incur, or suffer to exist, any Lien on any of its assets, tangible or intangible, including the Properties other than Permitted Liens.

                           (vi) The Company and its Subsidiaries shall not, except in the ordinary course of business consistent with past practice and pursuant to the Credit Agreement, incur any Indebtedness.

                           (vii) Except as set forth on Schedule 4.1(a)(vii), the Company and its Subsidiaries shall not enter into or, except pursuant to Section 4.2, terminate any Contracts, except for Contracts not required to be listed on Schedule 3.1(s)(i) in the ordinary course of business consistent with past practice.

                           (viii) Except to the extent set forth on Schedule 4.1(a)(viii), the Company and its subsidiaries shall not incur any capital expenditures in excess of $150,000.

                           (ix) The Company and its Subsidiaries shall not, in any single transaction or series of related transactions, make any sale, assignment, transfer, abandonment, or other conveyance of any of its assets or any part thereof in each case having a book value of $100,000 or more or a fair market value in excess of $100,000, except
         (A) transactions (other than purchase options) pursuant to existing Contracts set forth on Schedule 3.1(s)(i) and (B) dispositions of inventory or of wornout or obsolete equipment to an entity which is not an Affiliate for fair or reasonable value in the ordinary course of business.

                           (x) The Company and its Subsidiaries shall not, except in the ordinary course of business consistent with past practice, settle, release or forgive any material claim or litigation or waive any material right.

                           (xi) The Company and its Subsidiaries shall not make, change or revoke, or permit to be made, changed or revoked, any election or method of accounting with respect to Taxes, or enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes.

                           (xii) The Company and its Subsidiaries shall not enter into any joint venture or partnership for the conduct of its business and operations.

                           (xiii) The Company and its Subsidiaries shall not purchase or acquire substantially all of the assets or securities of any other Person.

                           (xiv) The Company and its Subsidiaries shall not take any action that would cause any of the representations and warranties made by the Company in this Agreement not to remain materially true and correct.

                           (xv) Except as set forth on Schedule 4.1(a)(xv), the Company and/or its Subsidiaries, as the case may be, will not terminate, amend, modify, assign, renew or extend any of the Real Estate Leases or the Subleases or enter into any leases or subleases or occupancy or license agreements with respect to any real property.

                  Section 4.2. Termination of Certain Agreements. Prior to the Effective Time, the Company shall:

                  (a) cause the Monitoring and Oversight Agreement, dated August 29, 1995, among the Company, Crain Industries and Hicks, Muse & Co. Partners, L.P. to be terminated as of the Effective Time (without any continuing Liability thereunder on the part of the Company or its Subsidiaries) pursuant to a Termination Agreement in the form of Exhibit C hereto;

                  (b) cause the Financial Advisory Agreement, dated August 29, 1995, among the Company, Crain Industries and HM2/Management Partners, L.P. to be terminated as of the Effective Time (without any continuing Liability thereunder on the part of the Company or its Subsidiaries) pursuant to a Termination Agreement in the form of Exhibit D hereto;

                  (c) cause the Stockholders Agreement to be terminated as of the Effective Time (without any continuing Liability thereunder on the part of the Company or its Subsidiaries);

                  (d)      cause  each of the  employment  agreements  listed on
Schedule 4.2(b)(iv) to be terminated as of the Effective Time (without any continuing Liability thereunder on the part of the Company or its Subsidiaries except as contemplated by Section 4.12) pursuant to a Termination Agreement in the form of Exhibit E hereto; and

                  (e) cause the termination of the Notification Factoring Agreement dated January 31, 1997 between Crain Industries and the CIT Group prior to the Effective Time, notwithstanding the sixty-day notice period contained in such agreement (without any continuing Liability thereunder on the part of the Company or its Subsidiaries).

                  Section 4.3. Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent and such financing sources access, during normal business hours during the period prior to the Effective Time, to all its Properties (including real properties and manufacturing facilities), books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed during such period pursuant to SEC requirements, (b) all other information concerning its business, properties and personnel as Parent may reasonably request, (c) access to its accountants and key personnel, and (d) access to its properties to permit environmental assessments, which assessments shall not include any sampling and/or drilling. The Confidentiality Agreement, dated as of October 24, 1997, between Crain Industries and Parent (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

                  Section 4.4. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the Merger and the Related Transactions, including to facilitate the redemption of the Crain Notes and to effect the Private Exchange Offer.

                  Section 4.5. Consents and Approvals. The parties hereto each shall cooperate with one another and use all reasonable efforts to prepare all necessary documentation (including, without limitation, furnishing all information required under the HSR Act), to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and Governmental Entities necessary to consummate the Merger and the Related Transactions. Each party shall keep the other party apprised of the status of any inquiries made of such party by the Antitrust Division of the United States Department of Justice (the "DOJ") or any other Governmental Entity or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby. Subject to the foregoing, the Company shall not obtain any consent that will affect Parent or the Company to either of their economic detriment, including any modification of any Contract or Permit; provided, however, that the failure to obtain a consent due to this sentence shall not constitute a breach by the Company of any of its covenants or obligations hereunder; provided, further, that the provisions of this sentence (and the failure of Parent to grant any such consent) shall not relieve the Company from Liability for its breach of any other provision of this Agreement. Parent shall cooperate as reasonably necessary to desirable to secure any third party consents, including, without limitation, providing information to such third party, including financial information; provided, however, that Parent shall not be required to incur any Liability in connection therewith.

                  Section  4.6.   Indemnification;   Directors'   and  Officers'
Insurance. (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director, employee or agent of the Company or any of its Subsidiaries other than any such person required pursuant to the terms of this Agreement to deliver a release in the form of Exhibit F who has failed to deliver such a release (the "Indemnitees") against all Damages or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation that is
(i) commenced by or on behalf of a Person other than the Company, any of its Subsidiaries or their respective securityholders and (ii) is based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time or any acts or omissions occurring or existing at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors or officers as the case may be (and the Company and the Surviving Corporation, as the case may be, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnitee to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnitees (whether arising before or after the Effective Time), (i) the Indemnitees may either retain the Company's regularly engaged independent legal counsel or separate counsel satisfactory to them and reasonably satisfactory to the Company (or them and reasonably satisfactory to the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, the Company may assume the defense of such matter as provided in Section 7.4(c); and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable best efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld. Any Indemnitee wishing to claim indemnification under this Section 4.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 4.6 except to the extent such failure prejudices such party's position with respect to such claims), and shall deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnitees as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnitees in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnitees and the Company or the Surviving Corporation, as the case may be) may be retained by the Indemnitees at the cost and expense of the Company (or Surviving Corporation). The Company and Sub agree that the foregoing rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnitees with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years and sixty days from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the current provisions in the Company's Certificate of Incorporation and Bylaws with respect to exculpation of director and officer liability and indemnification shall be set forth in the certificate of incorporation of the Surviving Corporation and shall not be amended for a period of six years and sixty days following the Effective Time if such amendment would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company in respect of actions or omissions occurring at or prior to the Effective Time.

                     (b) For a period of six years and sixty days after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which in the aggregate are not materially less advantageous to the Indemnified Parties) with respect to matters arising before and acts or omissions occurring or existing at or prior to the Effective Time including the transactions contemplated by this Agreement (other than a claim, action, suit, proceeding or investigation brought or commenced by or on behalf of the Company, any of its Subsidiaries or their respective securityholders); provided that Parent shall not be required to pay an aggregate premium for such insurance in excess of $250,000. Prior to the Effective Time, the Company shall use reasonable efforts to assist Parent in obtaining such insurance.

                  (c) The provisions of this Section 4.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his heirs and his personal representatives and shall be binding on all successors and assigns of Sub, the Company and the Surviving Corporation.

                  (d) At the Effective Time, the Company shall use its best efforts to cause each executive officer and director of the Company and its Subsidiaries to execute a Release substantially in the form of Exhibit F; provided, however, that such release shall provide that no director or officer of the Company or its Subsidiaries shall, by execution of such release, waive or release any rights set forth in this Section 4.6. At the Effective Time, Parent, Sub and the Company shall execute a Release substantially in the form of Exhibit G; provided, however, that such Release shall not include any Stockholder not delivering a release pursuant to Section 2.5(b)(i).

                  Section 4.7. Publicity. Prior to the Effective Time, the parties shall consult with each other and shall mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

                  Section 4.8. Continuation of Employee Benefits. As of the Effective Time, Parent shall cause the Surviving Corporation to continue to maintain all Company Plans, except for the any Options maintained by the Company and the employment agreements set forth in Schedule 4.2(d). Notwithstanding the foregoing, the Parent hereby reserves the right to cause the Surviving Corporation to amend or terminate any Company Plan after the Effective Time in accordance with its terms and applicable law. To the extent any Company Plan is terminated or amended so as to reduce benefits that are being provided with respect to participants thereunder. Parent shall arrange for each individual who is a participant in such terminated or amended plan to participate in a comparable employee benefit plan to the extent such a plan is maintained by Parent in accordance with the eligibility criteria thereof; provided, that: (i) service with the Company and the Subsidiaries by any employee prior to the Effective Date shall be credited for eligibility and vesting purposes under such plan, program or policy, but not for benefit accrual purposes, and (ii) with respect to any welfare benefit plans to which such employees may become eligible, Parent shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Company and the Subsidiaries for their employees prior to the Effective Time.

                  Section 4.9.      No Shop.  Until December 31, 1997:

                  (a) None of the Company, the Stockholders or their respective Affiliates shall, directly or indirectly, through any representative (including its Subsidiaries) or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other Person relating to the acquisition of the capital stock of the Company, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than transactions permitted by Section 4.1(a)(ix)); and

                  (b) The Company shall immediately notify Parent regarding any contact between the Stockholders, the Company or their respective representatives and any other Person regarding any such offer or proposal or any related inquiry, including the terms of such offer or proposal.

                  Section 4.10. Notices of Certain Events. The Company shall promptly notify Parent and Parent shall promptly notify the Company of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the Merger and the Related Transactions;

                  (b)      any   notice   or   other   communication   from  any
Governmental Entity in connection with the consummation of the Merger or the Related Transactions;

                  (c) the occurrence of any event which could reasonably be expected to result in a breach of any representation or warranty of the Company contained in Article III; and

                  (d) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, which if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.1(h) or that relate to the consummation of the Merger or the Related Transactions.

                  Section 4.11.     Nondisclosure; Nonsolicitation.

                  (a)      For a period of two years following the Closing Date,
the Stockholders shall not use, divulge, furnish or make accessible to anyone any material proprietary, non-public, confidential or secret information to the extent relating to the Company or its Subsidiaries (including, without limitation, customer lists, supplier lists and pricing and marketing arrangements with customers or suppliers), and the Stockholders shall cooperate reasonably with Parent in preserving such proprietary, confidential or secret aspects of the Company.

                  (b) None of the Stockholders or their Affiliates shall, for a period of two years from the Closing Date, knowingly solicit for hire any current employees of the Company ("Employees") without the prior written consent of Parent except for (i) Employees listed on Schedule 4.11(b) and (ii) Employees who are no longer employed by the Company or Parent at the time of such solicitation; provided that the foregoing shall not prohibit any general advertisement or solicitation not specifically targeted at any Employee.

                  (c) To the extent any of the Employees listed on Schedule 4.11(b) are employed by any of the Stockholders or their Affiliates in the first six months after the Closing Date, such employer will provide the full time services of such employee to the Company, and the Company shall reimburse such employer for its out-of-pocket expenses incurred in connection with employing such Employees during such period.

                  Section 4.12. Payment of Accrued Bonuses. Parent shall, or shall cause the Surviving Corporation to, pay all bonuses accrued by the Company through the Closing Date as set forth on Schedule 4.12 on or before March 30, 1998. The Company confirms that except as set forth on Schedule 4.12, no bonuses are payable under any Company Plans (other than pursuant to individual employment agreements).

                  Section 4.13.     Ongoing Insurance Cooperation.

                  (a) Each Seller Entity and the Company shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such information and documentation as may be reasonably required for the processing of insurance claims and the determining of or obtaining of insurance coverage.

                  (b) With respect to any loss, liability or damage relating to, resulting from or arising out of the ownership or conduct of the business of the Company and its Subsidiaries on or prior to the Closing Date for which any Seller Entity would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any occurrence based insurance policy maintained by or for the benefit of a Seller Entity in respect of the Company or any Subsidiary with respect to periods prior to the Effective Time ("Seller Entity Insurance"), at the request of the Company, each Seller Entity shall, at the Company's expense, assert, or assist the Company to assert, one or more claims under such Seller Entity Insurance covering such loss, liability or damage if the Company or any Subsidiary of the Company is not itself entitled to assert such claim thereunder but such Seller Entity is so entitled and such Seller Entity shall, at the Company's expense, pursue such claim in the ordinary course of business consistent with past practice. Each such Seller Entity shall promptly pay to the Company any amounts recovered in respect of any such claim, but shall not be liable for any amounts in excess of such recovery. Each Seller Entity will be deemed, solely for the purpose of asserting claims for Seller Entity Insurance pursuant to the immediately preceding sentence, to have retained liability for such loss, liability or damage to the extent of the policy limits of the applicable Seller Entity Insurance. The Company agrees that on or prior to the Closing Date, the Company will use commercially reasonable efforts, not requiring the expenditure of any sums not reimbursed by Parent, to have the Company and Crain Industries named as additional insureds under each Insurance Policy identified in Schedule 3.1(t) as being part of the Hicks, Muse Master Program, if possible.

                  (c) Until the Closing Date, if any current Insurance Policy is canceled or expires, the Company will use its reasonable efforts to have such current Insurance Policy renewed or extended or to replace such Insurance Policy with one or more Insurance Policies providing substantially the same type and amount of coverage prior to such cancellation or expiration, provided that any such renewal, extension or replacement is on reasonable terms. Prior to the Effective Time, the Company shall use reasonable efforts to arrange for a refund of the premium paid for any Insurance Policy to the extent related to occurrences after the Closing Date.

                  (d) After the Closing Date, no Seller Entity shall terminate or otherwise discontinue any current Seller Entity Insurance to the extent it relates to the Company and its Subsidiaries prior to the Effective Time.

                  Section 4.14. Real Property Leases.  The provisions of Section
4.5 notwithstanding, during the period from the date of this Agreement and continuing through the Effective Date, if Parent requests, the Company shall reasonably cooperate with Parent, at Parent's expense, in obtaining (a) landlord estoppel certificates, landlord consents (provided that the Company shall have no obligation to pay for any such consent) and waivers of landlord's liens from each landlord under each Real Property Lease, (b) such modifications and amendments to the Real Property Leases as the Parent shall deem reasonably necessary or desirable and (c) copies of all documents evidencing and relating to the Real Property Leases.

                  Section 4.15. Title Matters. If Parent requests, the Company shall reasonably cooperate with Parent, at Parent's expense, in obtaining a title commitment (each a "Title Commitment" and collectively, the "Title Commitments") or surveys issued by a title company or surveyor satisfactory to Parent for each of the Properties as Parent shall deem necessary or desirable and Parent shall furnish a copy of the same to Company. Without limiting the foregoing, if requested by Parent, the Company and/or its Subsidiaries, as applicable, will execute and deliver any title affidavit reasonably required by Parent's title insurer and any other affidavits reasonably required to effectuate the transactions contemplated under this Agreement with respect to the Properties, including any Affidavits required by local law, statutory or otherwise and to issue title insurance elected by the Parent.

                  Section 4.16. Transfer Tax Forms. The Company and/or its Subsidiaries will reasonably cooperate with Parent to complete, execute and deliver all transfer tax forms required in connection with the Merger.

                  Section 4.17. Certain Real Property Lease Matters. On or prior to the Closing Date, the Company and its Subsidiaries shall make all payments scheduled to be made on or prior to the Closing Date with respect to the Real Property Leases with Dude, Inc., members of the Crain family, trust for the benefit of any of the foregoing, and their respective Affiliates. Such payments shall be made notwithstanding any dispute, set-off or similar claims.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

                  Section 5.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

                  Section 5.2. Conditions to Obligation of Parent and Sub. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Parent and Sub:

                  (a)      Covenants; Representations and Warranties.

                           (i) Each of the obligations of the Company or the Stockholders required to be performed or complied with by it at or prior to the Closing Date shall have been performed or complied with in all material respects (except for those obligations which are qualified as to materiality, which shall have been performed or complied with in all respects).

                           (ii) Each of the  representations  and  warranties of
         the Company or the Stockholders contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date) and without giving effect to any qualification as to "materiality" or "Material Adverse Effect" in such representation or any Schedule to this Agreement, except for such breaches of representations and warranties as could not reasonably be expected to have a material adverse effect on (i) the business, properties, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to consummate the Merger, or (iii) solely with respect to the representations and warranties contained in Section 3.1(c)(ii), the ability of the Company and its Subsidiaries to consummate the Related Transactions.

                           (iii)   Parent   and  Sub  shall   have   received  a
         certificate to the effect of the foregoing sections (i) and (ii), signed by an executive officer of the Company.

                  (b) Material Adverse Effect. Since the Interim Balance Sheet Date, there shall not have occurred a Material Adverse Effect, excluding any event or effect resulting from or relating to the filing under the HSR Act.

                  (c)      [Intentionally omitted.]

                  (d) Legal Opinion. Parent shall have received the opinion of Weil, Gotshal & Manges, LLP, counsel to the Company and the Stockholders, substantially in the form of Exhibit H hereto.

                  (e) Foamex Indenture. The representations and warranties set forth in Section 3.1(aa) shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date.

                  Section 5.3. Conditions to Obligation of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company:

                  (a) Covenants; Representations and Warranties. Each of the obligations of Parent or Sub required to be performed by it at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects (without giving effect to any qualifications as to "materiality"), and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (without giving effect to any qualifications as to "materiality") as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date) and the Company shall have received a certificate to that effect signed by an executive officer of Parent and Sub.

                  (b) Foamex Stock Sale. Unless Foamex shall have exercised its option to deliver cash pursuant to Section 2.4(d), all conditions to the Foamex Stock Sale shall have been satisfied or waived, and the parties thereto stand ready to consummate the Foamex Stock Sale upon consummation of the Merger.

                  (c) Legal Opinion. The Stockholder Representative shall have received the opinion of Willkie Farr & Gallagher, counsel for Parent, substantially in the form of Exhibit I hereto.

                                   ARTICLE VI.
                                   TERMINATION

                  Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a)      by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable, provided that the party seeking to terminate this Agreement has used all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated;

                  (c) after December 31, 1997, (or, if either party elects in writing and the condition set forth in Section 5.1(a) has been satisfied, January 15, 1998) by either the Company or Parent, so long as such party is not then in material breach of its representations, warranties, covenants and obligations hereunder, if the Merger shall not have been consummated on or before December 31, 1997 (or January 15, 1998); provided, that the right to terminate this Agreement under this Section 6.1(c) shall not be available to any party whose failure to fulfill any representations, warranties, covenants and obligations under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; provided, however, that if either the Company or Parent delivers notice of termination of this Agreement after December 31, 1997, the other party shall have the right to extend the term of this Agreement to January 15, 1998 if the condition set forth in Section 5.1(a) has been satisfied;

                  (d) if the party seeking to terminate is not then in material breach of its representations, warranties, covenants and obligations under this Agreement, by (i) Parent if there has been a material breach by the Company of its representations, warranties, covenants and obligations under this Agreement, which breach is not cured within ten days following written notice of such breach by Parent to the Company, or (ii) by the Company if there has been a material breach by Parent of its representations, warranties, covenants and obligations under this Agreement, which breach is not cured within ten days following written notice of such breach by the Company to Parent; or

                  (e) by Parent, within five business days after the date hereof, in the event that each of the employees listed on Schedule 6.1(e) shall not have agreed to enter into employment agreements on terms reasonably acceptable to Parent with respect to their employment with the Surviving Corporation after the Closing Date. Parent's right to terminate this Agreement pursuant to this clause (e) shall terminate at midnight on the fifth business day following the date hereof.

                  (f) by Parent, within seven days after the date hereof, in the event that the condition of the Company's title to its owned real property shall not be satisfactory to Parent's lenders providing the financing for the transactions contemplated hereby in their sole discretion ("Parent's Lenders").

                  (g) by Parent, on or prior to 9:00 a.m., e.s.t., on December 11, 1997, in the event that (1) the state of the leasehold interests and required consents for the Merger, the Related Transactions and the financing thereof for the Real Property Leases listed on Schedule 6.1(g) shall not be satisfactory to Parent's Lenders, (ii) the Company has failed to provide any of the Items noted as not provided in Schedule 3.1(o)(ii) or if such Items are not reasonably acceptable to Parent and evidence that Crain Industries, Inc., a Delaware corporation, is the tenant under Items 3, 5, 6, 15, 20, 27, 33 and 34 on Schedule 3.1(o)(ii), or (iii) the Company has failed to provide the responses that were due for Items 6 and 7 on Schedule 3.1(g)(ii) or the most recent consent decree listed as Item 3 on Schedule 3.1(g)(i).

                  Section 6.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company except (i) with respect to this Section 6.2 and the last sentence of Section 4.3, and (ii) that no such termination shall relieve any party from liability for a material breach hereof prior to the date of termination. Parent further agrees that following such termination, it shall continue to be bound by all of the terms and conditions contained in the Confidentiality Agreement.

                                  ARTICLE VII.
                            SURVIVAL; INDEMNIFICATION

                  Section 7.1. Survival. All of the representations, warranties and covenants of the Company, the Stockholders, Parent and Sub contained in this Agreement or in any certificate delivered by the Company pursuant to this Agreement shall terminate at and not survive the Effective Time; provided, however, that (a) the representations and warranties of the Company contained in Sections 3.1(f) and the covenant contained in Section 4.17 shall survive until March 31, 1998, (b) the representations and warranties of the Company contained in Sections 3.1(r) (but only to the extent relating to direct transactions between the Company and its Subsidiaries and any Stockholder or Affiliate of the Company (other than any portfolio company controlled by Hicks, Muse Tate and Furst Equity Fund II, L.P. ("Fund II"))) and 3.1(u), the representations and warranties of Parent contained in Section 3.3(e), and the covenants contained in Sections 4.1(a)(i) (to the extent related to actions other than those taken by or at the express direction of any of the Stockholders) and 4.1(a) (but only to the extent related to actions taken by or at the express direction of any of the Stockholders) shall survive until June 30, 1998, (c) the covenant contained in
Section 4.6 shall survive until sixty days after the sixth anniversary of the Closing Date, (d) the covenants in Section 4.11 shall survive for the periods set forth in such section, (e) [intentionally omitted] and (f) Article II, Sections 4.2, 4.8, 4.12 and 4.13, and Article VII (the items identified in this clause (f) being referred to herein as the "Perpetual Provisions") shall survive the Closing forever; provided, however, that the covenants contained in Section
4.2 shall terminate with respect to any agreement referenced therein for periods after the effective date of the termination of such agreement upon delivery to Parent of evidence of termination of such agreement (with no further Liability beyond the effective date of termination) in form reasonably acceptable to Parent. Notwithstanding the foregoing, any notice given in accordance with Section 8.5 of this Agreement claiming an alleged breach of any representation, warranty or covenant surviving the Effective Time hereunder shall without further action extend the survival period for the representation, warranty or covenant alleged to have been breached as applied to the circumstances set forth in such notice until immediately after the final resolution of the matter.

                  Section 7.2. Indemnification Provisions for Benefit of Parent.
(a) The Stockholders  shall  indemnify,  defend and hold harmless Parent and its
Affiliates (i) jointly and severally, from and against all Damages resulting from or arising out of any breach of the representations and warranties set forth in Sections 3.1(f), 3.1(r) (but in the case of Section 3.1(r) only to the extent relating to direct transactions between the Company and its Subsidiaries and any Stockholder or Affiliate of the Company (other than any portfolio company controlled by Fund II)) and 3.1(u), and the covenant contained in
Section 4.1(a)(i) (to the extent related to actions other than those taken by or at the express direction of any of the Stockholders) provided that Parent makes a written claim for indemnification to the Stockholder Representative within the applicable survival period, (ii) [intentionally omitted], (iii) severally, but not jointly, from and against all Damages resulting from or arising out of any breach by the Company of any of the covenants contained in Section 4.1(a) (but only to the extent related to actions taken by or at the express direction of any of the Stockholders), provided that Parent makes a written claim for indemnification to the Stockholder Representative within the applicable survival period, (iv) severally, but not jointly, from and against all Damages resulting from or arising out of any breach by a Stockholder of the covenants contained in
Section 4.11 provided that Parent makes a written claim for indemnification to the Stockholder Representative within the applicable survival period, (v) severally, but not jointly, from and against all Damages resulting from or arising out of any breach by a Stockholder of any of the Perpetual Provisions,
(vi) jointly and severally from and against all Damages resulting from or arising out of any breach by the Company of the Perpetual Provisions, which breach shall have occurred prior to or at the Effective Time, provided, with respect to the covenants contained in Section 4.2 that Parent makes a written claim for indemnification to the Stockholder Representative within the applicable survival period, and (vii) jointly and severally from and against all Damages resulting from or arising out of: (A) any Indebtedness except to the extent included in the Debt Amount, (B) Preferred Stock (in excess of the Preferred Stock Amount), (C) Options (in excess of the Option Payment Amount less the aggregate Option Reserve Holdback), and (D) Common Stock (in excess of the aggregate Merger Consideration less the aggregate Per Share Reserve Holdback and the Excess Common Stock Holdback). In addition, Fund II shall indemnify the Company and its Subsidiaries (or cause the Company and its Subsidiaries to be indemnified) from and after the Effective Time from and against any Liability arising under Title IV of ERISA and Section 412 of the Code to the extent, and solely to the extent, incurred by reason of the Company and its Subsidiaries being a member of a group of trades or businesses under common control or treated as a single employer with Fund II pursuant to Section 414(b), (c) or (o) of the Code.

                  (a)(b)   In determining whether there has been a breach of (i)
Section 3.1(r) for purposes of Section 7.2(a)(i) and (ii) Section 4.1(a)(i) for purposes of Section 7.2(a)(i) and Section 7.2(a)(iii), no effect shall be given to any "Material Adverse Effect", "materiality" or similar qualifications contained in such representation and warranty.

                  Section 7.3. Indemnification Provisions for Benefit of the Stockholders. Parent shall indemnify, defend and hold harmless the Stockholders and their Affiliates from and against all Damages resulting from or arising out of any breach by Parent, Sub or the Surviving Corporation (after the Effective
Time) of any of the representations, warranties or covenants surviving the Effective Time pursuant to Section 7.1 or any of the Perpetual Provisions.

                  Section 7.4.      Matters Involving Third Parties.

                  (a) If any third party notifies any party entitled to indemnity hereunder (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against a party hereto (the "Indemnifying Party") under this Article VII (a "Third Party Claim"), then the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party thereof promptly and in any event within ten days after receiving any written notice from a third party; provided, however, that no delay on the part of the Indemnified Party in notifying Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder except to the extent that the Indemnifying Party is prejudiced thereby; provided further, however, in the case of Indemnified Parties pursuant to Section 7.2, such notice obligation shall be satisfied by notice to the Stockholder Representative.

                  (b) Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may, subject to the Indemnifying Party's rights to assume the defense of such matter pursuant to paragraph (c) below, defend against the matter in any manner it reasonably deems appropriate.

                  (c) The Indemnifying Party may at any point in time choose to assume the defense of all of such matter by acknowledging in writing that such matter is the obligation of the Indemnifying Party under Article VII, in which event:

                           (i)  the   Indemnifying   Party   shall   defend  the
         Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party,

                           (ii) the Indemnified Party may retain separate counsel at its sole costs and expense (except that the Indemnifying Party shall be responsible for the fees and expenses of one separate counsel for all Indemnified Parties to the extent the Indemnified Party is advised, in writing by its counsel, that either (x) the counsel the Indemnifying Party has selected has a conflict of interest, or (y) there are legal defenses available to the Indemnified party that are different from or additional to those available to the Indemnifying Party), and

                           (iii) The Indemnifying Party shall reimburse the Indemnified Party for the reasonable costs of defense or investigation for the period prior to the assumption of the defense.

                  (d) The Indemnified Party shall not consent to the entry of a judgment or enter into any settlement with respect to any matter which may give rise to a claim for indemnification without the written consent of the Indemnifying Party, which consent may not be unreasonably withheld or delayed; provided, however, that if the Indemnifying Party has provided notice that the matter is not a proper matter for indemnification hereunder, then the
Indemnified Party may take any such action without the consent of the Indemnifying Party.

                  (e) The Indemnifying Party, without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed), shall not consent to the entry of a judgment with respect to any matter which may give rise to a claim for indemnification or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto.

                  Section  7.5.  Certain  Additional   Provisions   Relating  to
Indemnification.

                  (a) Notwithstanding Section 8.14, after the Closing Date, the indemnification provisions set forth in this Article VII shall constitute the sole and exclusive recourse and remedy available to the parties hereto with respect to the breach of any representation, warranty or covenant contained in this Agreement, the Consent Letter or in any certificate delivered pursuant to this Agreement except for actual fraud and except for equitable remedies with respect to Sections 4.11.

                  (b) All payments by an Indemnifying Party under Article VII shall be treated as an adjustment to the Merger Consideration for all foreign, federal, state and local income tax purposes.

                  (c) The Stockholders waive any claim, cause of action, or right of contribution against the Company and its Subsidiaries for any matters for which Parent is rightfully entitled to indemnification pursuant to this
Article VII.

                  (d) For purposes of this Agreement, "Damages" means any losses, amounts paid in settlement, claims, damages, Liabilities, obligations, judgments, reasonable out-of-pocket expenses (including, without limitation, costs of investigation, remediation and enforcement), and reasonable attorneys' and consultants' fees; provided, however, that "Damages" shall only include special or punitive damages if the underlying claim giving rise to such damages is a Third Party Claim; and, provided, further, that in no event shall "Damages" include any consequential damages.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

                  Section 8.1. Survival of Certain Agreements. The Confidentiality Agreement and the Consent Letter shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

                  Section 8.2. Appointment of Stockholder Representative. At the Effective Time, without any further action on the part of the Stockholders, Hicks, Muse, Tate & Furst Equity Fund II, L.P. shall be deemed to have been appointed as the representative and agent (the "Stockholder Representative") as contemplated by this Agreement. The Stockholder Representative, by signing this Agreement, accepts the appointment as Stockholder Representative and agrees to abide by and act in accordance with the terms of this Agreement. The Stockholders and holders of Options acknowledge and agree that the Stockholder Representative shall have authority to take such actions and exercise such discretion as are required of the Stockholder Representative pursuant to the terms of this Agreement (and any such actions shall be binding on each Stockholder), including, without limitation, to execute, acknowledge, deliver, record and file all ancillary agreements, certificates and documents which the Stockholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the terms and provisions of this Agreement. The Stockholders and holders of Options acknowledge and agree that the Stockholder Representative shall be entitled to indemnification from the Stockholders and the holders of Options from and against all Damages and other costs and expenses incurred by the Stockholder Representative in the performance of its duties as Stockholder Representative hereunder, except for Damages resulting from the Stockholder Representative's willful misconduct or bad faith.

                  Section 8.3. Amendment. This Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub, the Company and the Stockholder Representative. Any such amendment shall be binding on all of the parties hereto regardless of whether they executed such amendment.

                  Section 8.4. Waiver. Any failure of Parent or Sub, on the one hand, or of the Company, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by the Company or Parent and Sub, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                  Section 8.5. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

                  (a)      if to Parent or Sub, to:

                           Foamex International Inc.
                           1000 Columbia Avenue
                           Linwood, Pennsylvania 19061
                           Attn:  George Karpinski
                           Telephone:     (610) 859-3107
                           Telecopy:      (610) 859-3032

                  with a copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:  Jack H. Nusbaum
                           Telephone:     (212) 821-8000
                           Telecopy:      (212) 821-8111

                  (b)      if to the Company or to the Stockholders, to:

                           Crain Holdings Corp.
                           101 South Hanley Road
                           St. Louis, Missouri  63105
                           Attn:  David M. Sindelar
                           Telephone:     (314) 746-7745
                           Telecopy:      (314) 746-2299

                  with a copy to:

                           Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court, Suite 1600
                           Dallas, Texas 75201
                           Attn:  Jack D. Furst
                           Lawrence D. Stuart, Jr.
                           Telephone:     (214) 740-7300
                           Telecopy:      (214) 740-7313

                  and:     Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn:  Simeon Gold
                           Telephone:     (212) 310-8000
                           Telecopy:      (212) 310-8007

                  if to the Stockholder Representative, to:

                           Hicks, Muse, Tate & Furst Equity Fund II, L.P. c/o Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court, Suite 1600
                           Dallas, Texas 75201
                           Attn:  Jack D. Furst
                           Lawrence D. Stuart, Jr.
                           Telephone:     (214) 740-7300
                           Telecopy:      (214) 740-7313

                  with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn:  Simeon Gold
                           Telephone:     (212) 310-8000
                           Telecopy:      (212) 310-8007

                  Section 8.6. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  Section 8.7. Expenses and Obligations. All costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Parent and Sub shall be paid by Parent and all costs and expense incurred in connection with the consummation of the transactions contemplated by this Agreement by the Company and the Stockholders shall be paid by the Company; provided, however, that all costs and expenses incurred by the Company and the Stockholders for legal, accounting and other professional expenses to the extent related to this Agreement and the transactions contemplated hereby (except to the extent such expenses relate to the Related Transactions) (the "Company Professional Expenses") shall be deducted from the Merger Consideration and paid as set forth in Article II.

                  Section 8.8. Interpretation. (a) When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used herein, (i) the term "Affiliate" means "affiliate" as defined in Rule 405 promulgated under the Securities Act; (ii) the term "Person" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Entity or any other entity; and (iii) the term "Knowledge", as applied to the Company, means the actual knowledge of any person listed on Schedule 8.8 hereof.

                  (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  (c) The disclosure of any matter in the Schedules to this Agreement shall not be construed as indicating that such matter is material.

                  (d) The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                  Section 8.9. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, each of Parent and Sub agree that neither it nor any person acting on its behalf may assert any claims or causes of action against any officer, director or stockholder of the Company by virtue of them acting in their capacity as such in connection with or arising out of this Agreement or the transactions contemplated hereby, except, and only to the extent, (i) not released pursuant to a release executed in connection with this Agreement or (ii) such Person is a party to this Agreement or another agreement executed in connection herewith.

                  Section 8.10. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  Section 8.11. Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and Consent Letter and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as provided in Sections 4.6 and 4.12, and Article VII, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  Section 8.13. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world pursuant to the notice provisions of Section 8.5.

                  Section 8.14. Specific Performance. Without limiting or waiving in any respect any rights or remedies of Parent under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

                  Section 8.15. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that (i) prior to or after Closing, Parent may assign all of its rights hereunder to any Affiliate or Parent, provided that no such assignment shall relieve Parent of its obligations hereunder, (ii) Parent (or the assignee pursuant to clause (i)) has the right to assign all of its rights hereunder to any other Person which acquires all or substantially all of the assets of, or equity interest in, the Company, provided that no such assignment shall relieve the assigning party of its obligations hereunder, and (iii) Parent may make a collateral assignment of its rights under this Agreement to any institutional lender who provides funds to Parent or Sub to consummate the Merger and the Related Transactions.

                  Section 8.16. Binding Effect. Subject to Section 8.15, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each party executing a signature page hereto acknowledges and agrees that the provisions of this Agreement shall be binding upon and enforceable against such party regardless of the fact that another Person intended to be a party hereto has not executed a signature page to this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              PARENT:

                                FOAMEX INTERNATIONAL, INC.


                                By: /s/ Andrea Farace
                                    _______________________________
                                Name: Andrea Farace
                                Title: Chief Executive Officer


                              SUB:

                                MERGER ACQUISITION CORP.


                                By: /s/ Andrea Farace
                                   __________________________________
                                Name:  Andrea Farace
                                Title: Chief Executive Officer


                              COMPANY:

                              CRAIN HOLDINGS CORP.


                                By: /s/ David N. Sindelar
                                    __________________________________
                                Name:   David N. Sindelar
                                Title:  Senior V.P. - CFO



                              STOCKHOLDER REPRESENTATIVE:

                              HICKS, MUSE, TATE & FURST EQUITY
                              FUND II, L.P.

                                By:    HM2/GP Partners, L.P., as General Partner

                                By:    Hicks, Muse GP Partners, L.P., its
                                       General Partner

                                   By:      Hicks, Muse Fund II Incorporated,
                                            it General Partner


                                   By: /s/ David W. Knickel
                                       __________________________________
                                   Name:   David W. Knickel
                                   Title:  Treasurer

COMMON STOCKHOLDERS

/s/ Lawrence D. Stuart, Jr.
___________________________
Lawrence D. Stuart, Jr.


/s/ Martin S. Casper
___________________________
Martin S. Casper


/s/ R. Scott Cohen
___________________________
R. Scott Cohen


/s/ Glenn D. West
___________________________
Glenn D. West


/s/ M. G. Boren
___________________________
M. G. Boren


H.C. CRAIN, JR. LIMITED PARTNERSHIP

By:  H.C. CRAIN, JR., its general partner


___________________________
Signature


/s/ Jerry Eagon
___________________________
Jerry Eagon


/s/ Francis H. Gay
___________________________
Francis H. Gay


/s/ Thomas R. Laursen
___________________________
Thomas R. Laursen


/s/ Darrell Nance
___________________________
Darrell Nance


/s/ Frank E. Ratajczyk
___________________________
Frank E. Ratajczyk

/s/ Lynn E. Reeves
___________________________
Lynn E. Reeves


___________________________
Michael A. Ricciardi


___________________________
Robert L. Robey


/s/ Norman G. Simineau
___________________________
Norman G. Simineau


/s/ Pratt W. Wallace, Jr.
___________________________
Pratt W. Wallace, Jr.


/s/ Donald D. Wood, Jr.
___________________________
Donald D. Wood, Jr.


/s/ James N. Mills
___________________________
James N. Mills


/s/ Larry S. Bacon
___________________________
Larry S. Bacon


/s/ Robert J. Mason
___________________________
Robert J. Mason


/s/ David M. Sindelar
___________________________
David M. Sindelar


/s/ James G. Powers
___________________________
James G. Powers


/s/ R. V. Linn
___________________________
R. V. Linn


/s/ Ellen L. Lipsitz
___________________________
Ellen L. Lipsitz

/s/ William L. Farrell
___________________________
William L. Farrell


CCC/OMNI INVESTMENT PARTNERS

By: /s/ [Illegible]
   _________________________
        Its General Partner


By:_________________________
       Name:________________
       Title:_______________


THOMAS O. HICKS, JR., 1984 TRUST

By: /s/ Thomas O. Hicks
   _________________________
     Thomas O. Hicks, Trustee


MACK HARDIN HICKS, 1984 TRUST

By:  /s/ Thomas O. Hicks
    _________________________
      Thomas O. Hicks, Trustee


JOHN ALEXANDER HICKS, 1984 TRUST

By:  /s/ Thomas O. Hicks
    _________________________
      Thomas O. Hicks, Trustee


ROBERT BRADLEY HICKS, 1984 TRUST

By:  /s/ Thomas O. Hicks
    _________________________
      Thomas O. Hicks, Trustee


/s/ John R. Muse
____________________________
    John R. Muse


/s/ Charles W. Tate
____________________________
    Charles W. Tate


/s/ Peter S. Brodsky
____________________________
    Peter S. Brodsky

/s/ Stewart E. Elliott, Jr.
___________________________
    Stewart E. Elliott, Jr.


/s/ Patrick K. McGee
___________________________
    Patrick K. McGee


/s/ Dorothy Christina Weaver
___________________________
    Dorothy Christina Weaver


/s/ Paul D. Stone
___________________________
    Paul D. Stone


/s/ Thomas O. Hicks
___________________________
    Thomas O. Hicks


/s/ Rebecca A. McConnell
___________________________
    Rebecca A. McConnell


JDF FAMILY TRUST, U/A DTD 12-9-94

By: /s/ Jack D. Furst
   _________________________
     Jack D. Furst, Trustee


THE MUSE CHILDREN'S GS TRUST

By: /s/ Thomas O. Hicks
    _________________________
     Thomas O. Hicks, Co-Trustee


By: /s/ H. Rand Reynolds
    _________________________
     H. Rand Reynolds, Co-Trustee


/s/ Jack D. Furst
___________________________
    Jack D. Furst


/s/ Alan B. Menkes
___________________________
    Alan B. Menkes


/s/ Michael J. Levitt
___________________________
    Michael J. Levitt

HICKS, MUSE, TATE & FURST EQUITY FUND II, L.P.

By:    HM2/GP Partners, L.P.,
       as General Partner

By:    Hicks, Muse GP Partners, L.P.,
       its General Partner

       By:    Hicks, Muse Fund II Incorporated,
              its General Partner


By:  /s/ Thomas O. Hicks
     ____________________
Name:____________________
Title:___________________

CLASS A SERIES I STOCKHOLDERS


/s/ James N. Mills
___________________________
    James N. Mills


/s/ David M. Sindelar
___________________________
    David M. Sindelar


/s/ Larry S. Bacon
___________________________
    Larry S. Bacon


/s/ Ellen L. Lipsitz
___________________________
    Ellen L. Lipsitz


/s/ Robert N. Mills
___________________________
    Robert N. Mills, Trustee


/s/ R.V. Linn
___________________________
    R.V. Linn


/s/ W. Thomas McGhee
___________________________
    W. Thomas McGhee, Trustee


/s/ Judy Rowden
___________________________
    Judy Rowden


McGhee Family L.P.

By: /s/ W. Thomas McGhee
   _________________________________
        W. Thomas McGhee
        General Partner

CLASS A SERIES II STOCKHOLDERS


/s/ James N. Mills
___________________________
    James N. Mills


/s/ David M. Sindelar
___________________________
    David M. Sindelar


/s/ Larry S. Bacon
___________________________
    Larry S. Bacon


/s/ Ellen L. Lipsitz
___________________________
    Ellen L. Lipsitz


___________________________
    Robert N. Mills, Trustee


/s/ R.V. Linn
___________________________
    R.V. Linn


/s/ W. Thomas McGhee
___________________________
  W. Thomas McGhee, Trustee


/s/ Judy Rowden
___________________________
    Judy Rowden

FOR PURPOSES OF SECTION 2.2 ONLY

PREFERRED STOCKHOLDERS

HICKS, MUSE, TATE & FURST EQUITY
FUND II, L.P.

By:      HM2/GP Partners, L.P.,
         as General Partner

         By:      Hicks, Muse GP Partners, L.P.,
                  as General Partner

                  By:      Hicks, Muse Fund II Incorporated,
                           as General Partner


                           By:   /s/ David W. Knickel
                                 ____________________________
                           Name:  David W. Knickel
                                  ___________________________
                           Title: Treasurer
                                  __________________________


/s/ Thomas O. Hicks
___________________________
    Thomas O. Hicks


THOMAS O. HICKS, JR. 1984 TRUST
MACK HARDIN HICKS 1984 TRUST
JOHN ALEXANDER HICKS 1984 TRUST
ROBERT BRADLEY HICKS 1984 TRUST


By: /s/ Thomas O. Hicks
   _________________________
        Thomas O. Hicks, Trustee



/s/ John R. Muse
____________________________
    John R. Muse

THE MUSE CHILDREN'S GS TRUST


By: /s/ Thomas O. Hicks
   ________________________
   Thomas O. Hicks, Co-Trustee


By: /s/ H. Rand Reynolds
   ________________________
    H. Rand Reynolds, Co-Trustee


/s/ Charles W. Tate
___________________________
    Charles W. Tate


/s/ Jack D. Furst
___________________________
    Jack D. Furst


/s/ Lawrence D. Stuart, Jr.
___________________________
    Lawrence D. Stuart, Jr.


/s/ Alan B. Menkes
___________________________
    Alan B. Menkes


/s/ Michael J. Levitt
___________________________
    Michael J. Levitt


/s/ David B. Deniger
___________________________
    David B. Deniger

FOR PURPOSES OF SECTION 2.3 ONLY

PERFORMANCE OPTION HOLDERS


/s/ James N. Mills
___________________________
    James N. Mills


/s/ David M. Sindelar
___________________________
    David M. Sindelar


/s/ Larry S. Bacon
___________________________
    Larry S. Bacon


/s/ Ellen L. Lipsitz
___________________________
    Ellen L. Lipsitz

                                      INDEX


Adjusted Option Consideration................................. 7
Adjusted Per Share Amount    ................................. 6
Affiliate                    ................................. 52
Agreement                    ................................. 2
CERCLA                       ................................. 21
CERCLIS                      ................................. 22
Certificate of Merger        ................................. 3
Certificates                 ................................. 6
Class A Automatic Conversion Date ............................ 4
Class A Common Stock         ................................. 3
Class A Conversion           ................................. 3
Class A Mandatory Conversion Notice........................... 4
Class A Stockholders         ................................. 2
Closing                      ................................. 2
Closing Date                 ................................. 2
COBRA                        ................................. 19
Code                         ................................. 17
Common Stock                 ................................. 3
Common Stockholders          ................................. 2
Company                      ................................. 2
Company Expense Statement    ................................. 9
Company Litigation           ................................. 15
Company Order                ................................. 15
Company Plans                ................................. 18
Company Professional Expenses................................. 52
Confidentiality Agreement    ................................. 37
Consent Letter               ................................. 8
Constituent Corporations     ................................. 2
Continuing Obligations       ................................. 14
Contracts                    ................................. 26
Crain Industries             ................................. 8
Crain Notes                  ................................. 8
Credit Agreement             ................................. 8
Damages                      ................................. 49
Debt Amount                  ................................. 8
DGCL                         ................................. 2
Dissenting Shares            ................................. 9
DOJ                          ................................. 37
Effective Time               ................................. 3
Employees                    ................................. 41
Environmental Claims         ................................. 22
Environmental Law            ................................. 21
ERISA                        ................................. 17
Excess Common Stock Holdback ................................. 7
Exchange Act                 ................................. 13
Fair Value                   ................................. 3
Foamex Common Stock          ................................. 5
Foamex Indenture             ................................. 30
Foamex Stock Sale            ................................. 6
Fund II                      ................................. 46
GAAP                         ................................. 13
Governmental Entity          ................................. 12
HSR Act                      ................................. 12
Indebtedness                 ................................. 28
Indemnified Liabilities      ................................. 38
Indemnified Party            ................................. 48
Indemnifying Party           ................................. 48
Indemnitees                  ................................. 37
Insurance Policies           ................................. 28
Intellectual Property        ................................. 21
Interim Balance Sheet        ................................. 14
Interim Balance Sheet Date   ................................. 14
Knowledge                    ................................. 53
Legal Requirement            ................................. 12
Liabilities                  ................................. 14
Liens                        ................................. 23
Major Customers              ................................. 30
Major Suppliers              ................................. 30
Material Adverse Effect      ................................. 10
Merger                       ................................. 2
Merger Consideration         ................................. 5
Multiemployer Plan           ................................. 18
Multiple Employer Plan       ................................. 18
Option Consideration         ................................. 4
Option Payment Amount        ................................. 5
Option Reserve Holdback      ................................. 7

Options                      ................................. 4
Order                        ................................. 12
Parent                       ................................. 2
Parents Lenders              ................................. 45
Payment Fund                 ................................. 6
Per Share Amount             ................................. 5
Per Share Report             ................................. 6
Per Share Reserve Holdback   ................................. 6
Performance Option Holders   ................................. 2
Permits                      ................................. 15
Permitted Liens              ................................. 23
Perpetual Provisions         ................................. 46
Person                       ................................. 52
Preferred Stock              ................................. 4
Preferred Stock Amount       ................................. 4
Preferred Stock Redemption   ................................. 4
Preferred Stockholders       ................................. 2
Private Exchange Offer       ................................. 11
Product                      ................................. 29
Product Claim                ................................. 29
Properties                   ................................. 22
Real Property Leases         ................................. 23
Recalls                      ................................. 29
Redemption Price             ................................. 4
Related Transactions         ................................. 11
Reserve Holdback             ................................. 6
Salaried Employee            ................................. 34
SEC                          ................................. 13
SEC Documents                ................................. 13
Securities Act               ................................. 13
Seller Entity                ................................. 26
Seller Entity Insurance      ................................. 41
Stockholder Representative   ................................. 49
Stockholders                 ................................. 2
Stockholders Agreement       ................................. 11
Sub                          ................................. 2
Subleases                    ................................. 24
Subsidiaries                 ................................. 12
Subsidiary                   ................................. 12
Surviving Corporation        ................................. 2
Tax Returns                  ................................. 17
Taxes                        ................................. 17
Third Party Claim            ................................. 48
Title Commitment             ................................. 42
Treasury Shares              ................................. 5